UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a party other than the Registrant  ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
PATRIOT NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Patriot National Bancorp, Inc.:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), which will be held on [•], 2025, starting at 10:00 a.m., Eastern Time, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901.
YOUR VOTE IS IMPORTANT Whether or not you attend the meeting, we urge you to vote promptly by:

The Annual Meeting will be held for the following purposes:		visiting www.proxyvote.com
(1)	to elect eight directors, as described in the accompanying proxy statement;	mailing your signed proxy card or voting instruction form
(2)	to approve the 2025 Omnibus Equity Incentive Plan, substantially in the form attached to the accompanying proxy statement as Annex A;	calling 1-800-690-6903
(3)	to approve the Amended and Restated Certificate of Incorporation of the Company, substantially in the form attached to the accompanying proxy statement as Annex B;
(4)	to approve the potential issuance of shares of our common stock for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d);
(5)	to ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2025; and
(6)	to transact any other business which may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only shareholders of record of outstanding shares of common stock of the Company at the close of business on [•], 2025 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy promptly, as instructed on the proxy card or voting instructions that have been provided to you, so that your shares will be represented at the Annual Meeting. Voting by proxy will not limit your right to attend the Annual Meeting and vote your shares in person.
This Notice of 2025 Annual Meeting of Shareholders and the attached proxy statement dated [•], 2025 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Copies of all these materials can be found on the Company’s website at www.bankpatriot.com.

By Order of the Board of Directors,

Michael A. Carrazza
Chairman
[•], 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2025

The Notice of 2025 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report on 10-K for the year ended December 31, 2024 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number in hand when accessing this website.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2025
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers briefly address some commonly asked questions about the proposals and the Annual Meeting. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the annexes, before voting.
Why did I receive these proxy materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Patriot National Bancorp, Inc., a Connecticut corporation (“we,” “us,” “our,” the “Company” or “Patriot”), for the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting, for the purpose of considering and acting upon the matters specified in the Notice of 2025 Annual Meeting of Shareholders and in this proxy statement. This proxy statement contains important information about the matters to be acted upon at the Annual Meeting. You should read it carefully and in its entirety.
What do I need to do now?
After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of such broker, bank or other nominee.
When and where will the Annual Meeting be held?

Date:	[•], 2025
Time:	10:00 a.m., Eastern Time
Location:	Office of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901

What am I voting on?
At the Annual Meeting, shareholders will be asked to consider and vote on proposals to:
(1)	elect eight directors, as described in the proxy statement (“Director Election Proposal”);
(2)	approve the 2025 Omnibus Equity Incentive Plan (the “Omnibus Equity Incentive Plan”), substantially in the form attached to this proxy statement as Annex A (“Equity Plan Proposal”);
(3)
approve the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), substantially in the form attached to this proxy statement as Annex B (“Charter Proposal”);

(4)	approve the potential issuance of shares of our common stock for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) (the “Nasdaq Proposal”);
(5)	ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2025 (“Ratification of Auditors Proposal”); and
(6)	transact any other business which may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Why am I voting on the Equity Plan Proposal and the Charter Proposal?
General Information
On March 20, 2025, we entered into securities purchase agreements, or the “Purchase Agreements,” with our President and director, Steven Sugarman, three co-lead investors (the “Co-Lead Investors”), and other accredited investors, pursuant to which we raised approximately $57.75 million (the “Private Placement”). The Private Placement included the issuance of: (i) 60,400,106 shares of common stock, at a purchase price of $0.75 per share, and (ii) 90,832 shares of Series A Non-Cumulative Perpetual Convertible Preferred Stock, no par value per share (“Series A Preferred Stock”), with a liquidation preference of $60 per share, and convertible, in the aggregate, into 7,266,560 shares of common stock, pursuant to the terms set forth in the Certificate of Amendment of our Certificate of Incorporation, as amended (the “Certificate of Amendment”), filed with the Secretary of State of the State of Connecticut. Subject to the terms and limitations contained in the Certificate of Amendment, each share of Series A Preferred Stock issued in the Private Placement is convertible into 80 shares of common stock, at the pre-funded conversion price of $0.75 per share.
In addition, as part of the Private Placement, on March 20, 2025, our amendments of (i) 6.25% Fixed to Floating Subordinated Note due June 30, 2028 (the “Subordinated Note”), and (ii) 8.5% Fixed Rate Senior Notes Due 2026 (the “Senior Notes” and together with the Subordinated Note, the “Notes”) became effective and noteholders converted approximately $7.0 million of the aggregate principal amount of the Notes into 9,333,334 shares of common stock and entered into Purchase Agreements with us.
We requested and received from the Nasdaq Listing Qualifications Department an exception from the shareholder approval rules of The Nasdaq Stock Market LLC (“Nasdaq”) related to the Private Placement pursuant to the “financial viability exception” set forth in Nasdaq Listing Rule 5635(f).
Equity Plan Proposal and Charter Proposal
Under the terms of the Purchase Agreements, we are required to obtain shareholder approval of:
(i)
the amended and restated Certificate of Incorporation of the Company, which will authorize the issuance of (x) up to 2,000,000,000 shares of common stock, of which 200,000,000 shares of common stock will be designated as non-voting common stock, and 1,800,000,000 shares will be designated as voting common stock, and (y) 200,000,000 shares will be designated as preferred stock, without par value, which will contain such rights, privileges and designations as our Board may from time to time designate; and

(ii)	the Omnibus Equity Incentive Plan that was approved by the Board in connection with the Private Placement, subject to the shareholder approval.
In addition, pursuant to the Purchase Agreements, if our shareholders approve the Amended and Restated Certificate of Incorporation at the Annual Meeting, we are required to, effective as of the date that we shall have filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Connecticut, provide for the automatic conversion of each issued and outstanding share of Series A Preferred Stock into 80 shares of non-voting common stock, without any further action on the part of any holder of shares of Series A Preferred Stock, with shares of non-voting common stock issued upon the conversion of Series A Preferred Stock being convertible into shares of voting common stock in accordance with the provisions of the Amended and Restated Certificate of Incorporation under certain circumstances.
The Amended and Restated Certificate of Incorporation that is subject to the shareholder approval under the Charter Proposal includes the required provisions related to the authorized capital stock and the mandatory conversion of shares of Series A Preferred Stock into shares of non-voting common stock, as described above.
In addition, the Certificate of Amendment that designated the rights of Series A Preferred Stock provides that holders of shares of issued and outstanding Series A Preferred Stock are entitled to receive, when, as and if declared by the Board out of funds of Patriot’s legally available therefor, non-cumulative dividends in arrears at the rate per annum of 10% per share, payable semi-annually on April 1 and October 1 beginning on October 1, 2026, provided, however, that if the shares of Series A Preferred Stock are converted into shares of common stock in full on or prior to October 1, 2026, then the holders of such shares of Series A Preferred Stock will not have any right to receive any dividends on the Series A Preferred Stock.

Therefore, if the Amended and Restated Certificate of Incorporation is approved by shareholders at the Annual Meeting and we file it with the Secretary of State of the State of Connecticut, as described above, holders of Series A Preferred Stock will receive shares of non-voting common stock upon the conversion of Series A Preferred Stock and will not be entitled to receive any dividends.
When is this proxy statement first being sent or given to shareholders?
On or about [•], 2025, we will begin distributing and make available the Notice of 2025 Annual Meeting of Shareholders (the “Notice”), proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2024 to our shareholders. As indicated in the Notice, this proxy statement and other materials are also available on the Internet at www.proxyvote.com.
Who is entitled to vote at the Annual Meeting?
Holders of record of common stock at the close of business on May 16, 2025 (the “Record Date”) are entitled to the notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, we had issued and outstanding 76,259,670 shares of common stock which were owned by [•] shareholders of record.
What is the quorum for the Annual Meeting?
Holders of at least a majority of our outstanding shares of common stock, represented in person or by proxy, constitute a quorum. Abstentions and broker non-votes are counted for purposes determining whether there is a quorum.
When a beneficial owner does not provide voting instructions to the broker, bank or other nominee that holds its shares in street name, such broker, bank or other nominee may not vote those shares on matters deemed non-routine. Such uninstructed shares held by brokers or other nominees are referred to as broker non-votes. All of the proposals at the Annual Meeting are non-routine, except for the proposal to ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2025.
If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
How many votes do I have?
Other than cumulative voting for election of directors, each share of common stock entitles its owner to one vote on all matters brought before the Annual Meeting. See below What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and broker non-votes.

No.	Proposal	Vote Required For Approval	Effect of Abstentions (or the Withholding of Authority)	Effect of Broker Non-Votes
1.	Director Election Proposal	Plurality – eight director nominees who receive the most “FOR” votes will be elected to serve on the Board	No effect	No effect
2.	Equity Plan Proposal	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
3.	Charter Proposal	Number of votes cast in favor exceeds number of votes cast in	No effect	No effect

No.	Proposal	Vote Required For Approval	Effect of Abstentions (or the Withholding of Authority)	Effect of Broker Non-Votes
opposition
4.	Nasdaq Proposal	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
5.	Ratification of Auditors Proposal	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect

Your shares will be voted in accordance with your instructions. If you are a shareholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares “FOR” each of the nominees with respect to Proposal 1, “FOR” Proposals 2, 3, 4 and 5 and in the discretion of the appointed proxies named on the proxy card with respect to any other business properly brought before the Annual Meeting.
Shareholders may cumulate their votes for the Director Election Proposal. Cumulative voting allows a shareholder to allocate among the director nominees, as the shareholder sees fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by the shareholder. For example, if a shareholder owns 100 shares of common stock, and there are eight directors to be elected at the Annual Meeting, a shareholder may allocate 800 “for” votes (eight multiplied by 100) among as few or as many of the eight nominees to be voted on at the Annual Meeting as the shareholder chooses. Cumulative voting applies only to the election of directors and not to other proposals. If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, bank or other nominee and wish to cumulate votes, you should contact your broker, bank or other nominee. You will not be able to submit cumulated vote allocation instructions for director elections if you grant a proxy by telephone or the Internet; thus, if you wish to cumulate your votes, you should submit a paper proxy card.
With respect to the Charter Proposal, the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock, voting as a separate class, is necessary for the approval of the Charter Proposal. However, a proxy is solicited only from the holders of our common stock because the Charter Proposal has previously received all required approvals from holders of our Series A Preferred Stock by written consent. For holders of Series A Preferred Stock, we are not asking you for a proxy as to any proposals in this proxy statement and you are not requested to send us a proxy regarding these proposals.
How do I vote if I am a shareholder of record?

Internet	Telephone	Mail	At the Annual Meeting

Visit www.proxyvote.com and vote online. Online voting will end at 11:59 p.m. local time on [•], 2025.	Call 1-800-690-6903. to vote your shares. Telephone voting will close at 11:59 p.m. local time on [•], 2025.	Sign, date and mail the proxy card in the enclosed postage paid envelope.	If you are a shareholder of record or hold a valid proxy, you can attend and vote in person at the Annual Meeting.

How do I vote if I am a beneficial owner of shares?
If you hold your shares of common stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other nominee. If you hold shares of common stock in street name and wish to vote in person at the Annual

Meeting, you must present a legal proxy validating your ownership of the shares of common stock that you intend to vote from your bank, broker or other nominee that held your shares of common stock as of the Record Date. You will also need proof of identity to attend the Annual Meeting.
What do I do if I receive more than one proxy?
If you hold shares directly as a record holder and also in “street name,” or otherwise through a nominee, you may receive more than one proxy or voting information form relating to the Annual Meeting. These should each be voted or returned separately to ensure that all of your shares are voted.
Can I revoke my proxy or change my vote after I vote by proxy?
If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•	giving written notice to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting in-person at the Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee that is the holder of record and following their instructions for how to do so.
Who will pay for the cost of this proxy solicitation?
We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers. We will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses.
Could other matters be decided at the Annual Meeting?
Other than the proposals discussed in this proxy statement, we are not aware of any matters that will be presented and voted upon at the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying proxy card will have the discretion to vote for you on such matters and intend to vote the proxies in accordance with their best judgment.
Who can help answer my questions?
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact investors@pnbk.com.

PROPOSAL 1 - DIRECTOR ELECTION PROPOSAL
Patriot’s shareholders are being asked to consider and vote upon a proposal to approve the election of eight nominees listed below to each serve as a director of Patriot. In 2024, the Board consisted of Michael A. Carrazza, Steven Sugarman, David Lowery, Edward N. Constantino, Emile Van den Bol, Michael J. Weinbaum, and Grace Doherty. Effective as of April 15, 2025, David Lowery resigned as our Chief Executive Officer and as President and Chief Executive Officer of the Bank to pursue other opportunities. Michael J. Weinbaum and Grace Doherty will not be standing for re-election to the Board at the Annual Meeting.
On May 15, 2025, the Board expanded the size of the Board to eight members, subject to the election of eight nominees at the Annual Meeting and subject to the Company’s receipt of the approval from the Board of Governors of the Federal Reserve System (the “FRB”) with respect to the following director nominees: Alon Abady, Anahit Magzanyan, Carlos Salas and Mario De Tomasi.
Pursuant to the Purchase Agreements entered into in connection with the Private Placement, each Co-Lead Investor who, together with its affiliates holds, in the aggregate, shares of common stock equal to at least 4.9% of shares of common stock then outstanding has the right to designate one director for election to the Board (each, a “Board Representative”), and the Company is required to promptly cause such Board Representatives to be elected or appointed to the Board. Moniqua 30, LLC, one of the Co-Lead Investors, designated, and the Board, upon the recommendation of the Nominating and Governance Committee, nominated, Alon Abady for election as a director at the Annual Meeting, subject to the receipt of the FRB approval.
The Board also nominated, upon the recommendation of the Nominating and Governance Committee, each of the following individuals for election as a director at the Annual Meeting: (i) Michael A. Carrazza, Steven A. Sugarman, Edward N. Constantino and Emile Van Den Bol, each an incumbent director, and (ii) Anahit Magzanyan, Carlos Salas and Mario De Tomasi to, subject to the receipt of the FRB approval, fill in the vacancies left by the departure of Mr. Lowery and in connection with Mr. Weinbaum and Ms. Doherty not standing for re-election to the Board at the Annual Meeting.
The nominations were based, in part, on the nominees’ various experiences, skills, and qualifications. The Board believes these attributes help enable the Board to provide insightful leadership and oversight.
The following table sets forth the name, age, position with the Company, as of the date of this proxy statement, of each nominee for director:

Name	Age	Current Position with the Company
Michael A. Carrazza	59	Director and Chairman of the Board of Directors
Steven A. Sugarman	50	Director and President of the Company
Edward N. Constantino	78	Director
Emile Van Den Bol	61	Director
Alon Abady	55	—
Anahit Magzanyan	50	—
Carlos Salas	53	Non-executive employee
Mario De Tomasi	65	—

Each of the eight nominees, if elected, will hold office for a term that expires at the next annual meeting of shareholders. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named in this proxy statement.
If elected by shareholders, each of Edward N. Constantino, Emile Van Den Bol, Alon Abady, Anahit Magzanyan, and Mario De Tomasi qualify as an independent director under Nasdaq listing standards.
All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. We have no reason to believe that any of the nominees named herein will be unable to serve as a director if elected, subject to the receipt of the FRB approval.
The following information about our director nominees is based, in part, upon information supplied by them.

Michael A. Carrazza
Mr. Carrazza has been Chairman of the Board of Directors of the Company since 2010 and served as interim Chief Executive Officer during a transition of the Company from August 2016 to July 2020. Mr. Carrazza is also CEO of Solaia Capital Advisors, an investment management firm engaged in making private equity and credit investments. Mr. Carrazza currently serves as a director of Modjoul Inc., a global leader in industrial workplace safety and collision avoidance technologies, where he led its recapitalization in 2025; and serves as a director of Siena Capital Finance LLC, a premier asset-based lending operation in North America, where Mr. Carrazza led the management spin-out from the Bank of Ireland in 2012. He served as Chairman from 2012 through 2019. Since 2007, and through Solaia Capital, Mr. Carrazza has originated and managed many equity and credit-related investments in operating companies. Previously, Mr. Carrazza was co-founder of Bard Capital Group where he sponsored transactions in the industrial sector. He has structured and financed the leveraged buyout of International Surface Preparation Group, Inc. from U.S. Filter/Vivendi and worked alongside its chairman, managing the company’s turnaround, financings, and subsequent sale. Mr. Carrazza also led the financing and restructuring of Mitchell Madison Group and served on the firm’s Executive Team, where he assisted in the firm’s global expansion and managed its sale to US Web/CKS. Mr. Carrazza began his career at Goldman, Sachs & Co. He earned his MBA in Finance from The Stern School of Business at New York University and his B.S. in Electrical Engineering fromThe Pennsylvania State University. The Company believes that Mr. Carrazza is qualified to be a director as he has an extensive background in the financial services industry, has served as Patriot’s Chairman since 2011 and served as Interim CEO from 2016 to 2020.
Steven A. Sugarman
Mr. Sugarman was appointed as the Company’s President and as a member of the Board on December 30, 2024. On April 30, 2025, Mr. Sugarman was appointed President, Chief Executive Officer and director of Patriot Bank, N.A., the Company’s wholly-owned subsidiary (the “Bank”). In 2017, Mr. Sugarman founded The Change Company CDFI LLC (“The Change Company”) and continues to serve as its Chief Executive Officer and Director of its Manager, TCC Manager LLC. The Change Company is the holding company for residential mortgage related businesses including its primary subsidiary, Change Lending, LLC, which is a residential mortgage lender certified by the United States Department of the Treasury as a Community Development Financial Institution. Since 2017, Mr. Sugarman has also served as Of Counsel for the law firm Michelman & Robinson, LLP. Mr. Sugarman was the Founder of Banc of California, Inc. (NYSE: BANC) and, from 2010 through January 2017, Mr. Sugarman served in various roles at BANC including at as a Director, Board Chair, Chief Executive Officer, and President. Mr. Sugarman as served in roles including President, Chief Executive Officer, Director, and Board Chair of BANC’s national bank subsidiary Banc of California, NA until 2017. Mr. Sugarman founded COR Securities Holdings, Inc. where he served as a Director and Chief Executive Officer from 2011 through 2019. COR Securities Holdings Inc. was the holding company of COR Clearing LLC, a securities clearing firm, from 2011 until its successful sale to Axos Clearing, LLC in January 2019. Since 2021, Mr. Sugarman has also served as a Director of Dickens Management Group the Manager of LA Golf Partners LLC. Mr. Sugarman is the Founder and Managing Member of COR Capital LLC and COR Advisors, LLC, is the CEO and a Director of Sugarman Enterprises, Inc., and was a Founding Partner of GPS Partners LLC, a $2 billion investment advisory firm. From 2017 to 2020, Mr. Sugarman served as a Senior Advisor and then General Counsel of the National Diversity Coalition, a national advocacy group for the underbanked. Mr. Sugarman began his career as a management consultant at McKinsey & Company and later worked at Lehman Brothers. Mr. Sugarman holds a B.A. from Dartmouth College and a J.D. from Yale Law School. The Company believes that Mr. Sugarman is qualified to be a director as he has an extensive background in the financial services industry.
Edward N. Constantino
Mr. Constantino has been a director of the Company since October 2010 and the Lead Independent Director since October 2018. He has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Anderson LLP and KPMG LLP. Mr. Constantino retired from KPMG in late 2009, where he was an Audit Partner in charge of the Firm’s real estate and asset management businesses. Mr. Constantino is a member of the Board of Directors and Chairman of the Special Committee of ARC Property Trust and a member of the Board of Directors and Chairman of the Audit Committee of VineBrook Trust and NexPoint Residential Trust. He also is the Chairman of the Real Estate and Facilities Committee and member of the Investment Committee at St. Francis College. Mr. Constantino also serves as a consultant for the law firm of Skadden Arps. Mr. Constantino’s specific skills include auditing national and multinational organizations, internal control and compliance, financial reporting, regulatory reporting, risk management, asset valuation, accounting and finance and transaction structuring. He is a licensed CPA, a Member of the American Institute of Certified Public Accountants and a Member of the New York State Society of Public Accountants. Mr. Constantino received a Bachelor of Business Administration degree from St. Francis University. The Company believes that Mr. Constantino is qualified to be a director as he has extensive audit, advisory and tax experience as an Audit Partner with KPMG.
Emile Van den Bol
Mr. Van den Bol has been a director of the Company since October 2010. Mr. Van den Bol has been the Chief Executive Officer of Brooklawn Capital, LLC, an investment management company which advises and invests in and finances real estate, securities and operating companies. Mr. Van den Bol retired in 2010 as Managing Director of the Commercial Real Estate Group of Deutsche Bank Securities, Inc. Mr. Van den Bol joined Deutsche Bank in 2001 as Managing Director and held several executive positions in the Commercial Real Estate Group including Global Co-Head Structured Finance, Global Head Commercial Real Estate CDO Group and Member of the Global Commercial Real Estate Executive Committee. Mr. Van den Bol was from 2005 to 2009 a Governor of the Board of the Commercial Mortgage Securities Association. From 1996 to 2001 Mr. Van den Bol was employed by Lehman Brothers where he held a number of positions including Head of Esoteric Principal Finance Group and Co-Head of Lehman Brothers Franchise Conduit. Mr. Van den Bol was a member of Morgan Stanley’s Structured Finance Group from 1991 to 1996. Mr. Van den Bol received a Juris Doctor degree from University of Amsterdam and an MBA degree from the Wharton School of the University of Pennsylvania. The Company believes that Mr. Van den Bol is qualified to be a director as he has extensive financial services and investment banking experience and is a financial expert.
Alon Abady
Mr.  Abady has been the Chief Executive Officer of Waterfall Bridge Capital, a real estate lending company, since 2017, overseeing business development, capital raises, portfolio management and risk assessment. Mr. Abady also serves as the President of Abady Holdings Corporation, a real estate investment and development corporation, a position he has held since 1997. Mr. Abady holds a Political Science degree from the UCLA. The Company believes that Mr. Abady is qualified to be a director as he has an extensive background in the real estate lending industry.
Anahit Magzanyan
Ms. Magzanyan currently serves as President of Los Angeles Times Studios, a position she has held since September 2024, where she leads audio video and streaming content, business operations, and revenue strategy and growth across the Los Angeles Times businesses and affiliates, as well as holds financial oversight responsibilities. Since March 2020, Ms. Magzanyan has also served as the Chief of Staff to the Executive Chairman and the Chief Strategy and Revenue Officer of the Los Angeles Times. From January 2017 through January 2020, Ms. Magzanyan served as President and Chief Executive Officer of the Los Angeles Business Journal, where she oversaw the Chief Financial Officer and finance department for the award-winning business publication. Ms. Magzanyan received a Bachelor of Arts degree from California State University, Northridge, and an MBA from University of La Verne. The Company believes that Ms. Magzanyan is qualified to be a director as she has extensive experience in general business matters.
Carlos P. Salas
Mr. Salas has more than two decades of experience in finance, law, and executive leadership, specializing in building financial services and operating businesses. Since 2019, Mr. Salas has served as President and a member of the board of directors of The Change Company, an investment holding company operating lending and capital markets businesses focused on serving underbanked borrowers, and as Chairman of its subsidiary mortgage lender Change Lending LLC. Mr. Salas has also led certain of The Change Company subsidiaries as Chief Executive Officer, including Change Lending, LLC from 2021 to April 2025. From 2012 to 2019 Mr. Salas served as President and Chief Executive Officer of national securities clearing firm Axos Clearing LLC (previously COR Clearing LLC) and Chief Financial Officer of its parent company until their successful sale to Axos Financial, LLC. In 2016 and 2017 Mr. Salas served as Executive Vice President and Chief of Staff of Banc of California, Inc. (NYSE: BANC) and its subsidiary bank. From 2004 to 2010, Mr. Salas was a co-founder of Dolphin Advisors, L.L.C., which managed a private-equity investment fund focused on middle-market opportunities, and served on various public boards of directors of its portfolio companies. Before joining Dolphin Advisors, Mr. Salas was an investment banker with

Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) in their Los Angeles office. Prior to joining DLJ, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York. Mr. Salas earned his Bachelor of Arts degree from NYU and his Juris Doctor from University of Chicago Law School. The Company believes that Mr. Salas is qualified to be a director as he has an extensive background in business leadership and the financial services industry.
Mario De Tomasi
Mario De Tomasi is a distinguished financial executive and entrepreneur with over 25 years of experience in mortgage finance, and capital markets. Throughout his career, he has consistently demonstrated exceptional leadership in driving innovation, operational excellence, and strategic growth across the financial services industry. Mr. De Tomasi’s professional journey began at GE Capital, where he served as Vice President before advancing to Executive Vice President at Clear Channel Communications in 1996. His entrepreneurial vision led him to co-found several successful ventures, including Eloan Equity Connect in 2006, which became the industry leader in online home equity lending. In 2009, Mr. De Tomasi co-founded Commerce Home Mortgage as an affiliate of Redding Bank of Commerce, initially serving as Chief Financial Officer. He later led the successful buyout of the mortgage division in 2012, assuming the role of Chief Executive Officer and expanding operations nationwide. Mr. De Tomasi guided the company through its successful acquisition by The Change Company, a U.S. Treasury-certified Community Development Financial Institution (CDFI), in 2022, which has established a reputation for excellence in serving underserved communities and promoting sustainable homeownership. Mr. De Tomasi has been serving on the board of directors of The Change Company since 2022. Mr. De Tomasi also co-founded Street-Smart Valuations, an innovative technology-driven real estate valuation firm serving institutional investors. He continues to leverage his expertise in ventures that integrate finance, technology, and social responsibility. A graduate of Saint Mary’s College of California in Moraga with a Bachelor’s degree in management, Mr. De Tomasi brings to the board exceptional strategic insight, proven operational discipline, and a demonstrated commitment to inclusive economic growth.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of the Board of Directors in accordance with the Connecticut Business Corporation Act, our Certificate of Incorporation, as amended and corrected, and our Amended and Restated Bylaws (“Bylaws”). Members of our Board are kept informed of our business through discussions with the Chairman of the Board, our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Our corporate governance practices are summarized below.
During the fiscal year ended December 31, 2024, our Board met 11 times. During 2024, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors which were held during the period for which the director was a director, and (ii) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Director Attendance at Annual Meetings
We have a policy encouraging attendance by members of the Board of Directors at our Annual Meetings of shareholders. All of our directors attended the 2024 Annual Meeting of Shareholders.
Independence of Board of Directors and Members of Its Committees
The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable Nasdaq listing standards: Messrs. Constantino, Van den Bol, Weinbaum, and Ms. Doherty. Each current member of the Audit, Compensation, and Nominating and Governance Committees is an independent director pursuant to all applicable listing standards of Nasdaq. The Board has also determined that each current member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation Committee also qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors’ primary responsibility is to seek to maximize long-term shareholder value. The Board selects our management, monitors management and Company performance, and provides advice and counsel to management. Among other things, the Board of Directors regularly reviews our business strategy and approves our budget. In fulfilling the Board’s responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.
Committees of the Board of Directors
The members of our Board devote time and talent to certain standing committees. Among these committees are the Audit Committee, Compensation Committee, Executive Committee, Nominating and Governance Committee, Asset and Liability Committee and Loan Committee. The principal functions and members of each committee are described below.
Audit Committee
The functions of the Audit Committee include (i) reviewing and recommending policies regarding internal audit and credit review, (ii) establishing and implementing policies to comply with applicable regulations, (iii) causing suitable audits to be made by auditors engaged by the Audit Committee on our behalf, and (iv) pre-approving all audit services and permitted non-audit services provided by the auditors. The Audit Committee or its Chairman also discusses with the independent auditors the auditors’ review of our unaudited quarterly financial statements. The Audit Committee operates pursuant to a written charter, which was adopted by the Board and a copy of which is available on our website at https://pnbk.q4ir.com/overview/committee-charters/default.aspx. The current members of the Audit Committee are Messrs. Constantino (Chairman), Van den Bol and Weinbaum, each of whom is an independent director as defined by the SEC and NASDAQ rules. The Board has determined that Messrs. Constantino and Van den Bol have the professional experience necessary to qualify as Audit Committee financial experts under SEC rules. During 2024, the Audit Committee met 10 times.
Compensation Committee
The Compensation Committee determines executive compensation. In performing its duties, the Compensation Committee may engage consultants to assist it in determining the amount or form of executive and director compensation. The Compensation Committee consults with our executive officers in determining executive and director compensation. The Compensation Committee operates pursuant to a written charter, which was adopted by the Board and a copy of which is available on our website at https://pnbk.q4ir.com/overview/committee-charters/default.aspx. The current members of the Compensation Committee are Messrs. Constantino (Chairman), Van den Bol and Weinbaum, each of whom is an independent director as defined by NASDAQ rules. During 2024, the Compensation Committee met 4 times.
Executive Committee
The Executive Committee exercises, if needed and when the Board is not in session, all powers of the Board that may lawfully be delegated. The current members of the Executive Committee are Messrs. Carrazza (Chairman), Sugarman, Constantino and Van den Bol. Mr. Lowery also served on the Executive Committee until his resignation effective as of April 15, 2025. During 2024, the Executive Committee did not meet.
Nominating and Governance Committee
The principal function of the Nominating and Governance Committee is to consider and recommend to the full Board nominees for directors of the Company and the Bank. The Nominating and Governance Committee is also responsible for reporting and recommending from time to time to the Board matters related to corporate governance. The Nominating and Governance Committee operates pursuant to a written charter, which was adopted by the Board and a copy of which is available on our website at https://pnbk.q4ir.com/overview/committee-charters/default.aspx. The current members of the Nominating and Governance Committee are Messrs. Van den Bol (Chairman), Constantino and Weinbaum, each of whom is an independent director as defined by NASDAQ rules. During 2024, the Nominating and Governance Committee met 2 times.
Asset and Liability Committee
The Asset and Liability Committee has the power and responsibility to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and liquidity and to exercise, when the Board is not in session, all other powers of the Board regarding investment securities that may be lawfully delegated. The current members of the Asset and Liability Committee are Messrs. Constantino, Van den Bol, and Weinbaum. Mr. Lowery also served on the Asset and Liability Committee until his resignation effective as of April 15, 2025. During 2024, the Asset and Liability Committee met 5 times.
Loan Committee
The Loan Committee has the power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine, review and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the Board is not in session, all other powers of the Board regarding extensions of credit that may lawfully be delegated. The current members of the Loan Committee are Messrs. Van den Bol (Chairman), Constantino and Russell. During 2024, the Loan Committee met 3 times.
Risk Committee
The principal function of the Risk Committee is to provide oversight of the Bank’s tolerance for key risks associated with strategic direction and disintermediation, information security and data privacy, business continuity and disaster recovery, steering committee, vendor management and the Bank’s systems and processes to support operation of a growing organization. The current members of the Risk Committee are Messrs. Van den Bol and Constantino. Mr. Lowery also served on the Risk Committee until his resignation effective as of April 15, 2025. During 2024, the Risk Committee met 3 times.
Nomination Process
The process of reviewing and making recommendations for nominations and appointments to the Board is the responsibility of the Nominating and Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Governance Committee will consider candidates for the Board based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for us, and who are expected to contribute to an effective Board.
The Nominating and Governance Committee utilizes the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors, each year the Board informally reviews each director’s overall service to us during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Nominating and Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Nominating and Governance Committee may discuss candidates suggested by our shareholders; and, if deemed appropriate by the Board, the Nominating and Governance Committee may engage a professional search firm. To date, the Nominating and Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote.
Shareholder Nominations
Under our Bylaws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock who delivers notice, along with the additional information and materials required by our Bylaws and certificate of incorporation, to our President not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our certificate of incorporation and Bylaws by writing to our Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of our capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.
Code of Ethics
Each of our Chief Executive Officer and Chief Financial Officer is required to comply with the Patriot National Bancorp, Inc. Code of Conduct for Senior Executive Financial Officers adopted by our Board of Directors. The Code of Conduct was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code of Conduct violations, and accountability for adherence to the Code of Conduct. The Code of Conduct was incorporated by reference as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, all of our directors, officers and employees are required to comply with a Code of Ethics and Conflict of Interest Policy which is incorporated by reference as Exhibit 14.2 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Shareholders may request a copy of either Code, without charge, by contacting our Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers and employees and by the Company itself. A copy of the Insider Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Anti-Hedging/Pledging Policy
Our Board of Directors has not adopted a hedging policy with respect to transactions by our directors, officers and employees that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Clawback Policy
We have adopted a clawback policy on November 30, 2023 that applies to our executive officers (the “Clawback Policy”), which is incorporated by reference as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. The Clawback Policy gives the Compensation Committee the discretion, in connection with an accounting restatement of our previously issued financial statements, to require executive officers to reimburse us for any erroneously awarded compensation paid to such executive officers that otherwise would not have been paid had it been determined based on the restated financial statements.

DIRECTOR COMPENSATION
The following table details the compensation paid to or accrued for each of the Company’s non-employee directors in the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Edward N. Constantino	$71,050	$14,346	$85,396
Emile Van den Bol	69,500	14,346	83,846
Michael J. Weinbaum	49,000	14,346	63,346
Grace Doherty	39,500	14,346	53,846
Steven A. Sugarman	—	—	—

(1)
The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock granted under our 2020 Plan during fiscal 2024. We calculated the estimated fair value of the restricted stock awards using the market price of our common stock on the grant date. As of December 31, 2024, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: Edward N. Constantino - 3,846; Emile Van den Bol -3,846; Michael J. Weinbaum - 3,846; and Grace Doherty - 3,846.

The Company’s directors who are also executive officers do not receive compensation for service on the Board of Directors or any of its committees. On an annual basis, each non-employee director receives $1,150 for each board meeting in which they participate and annual retainer fees totaling $19,100. They also receive fees ranging from $375 to $750 for each committee meeting in which they participate. In addition, non-employee directors who serve as the chair of a committee receive additional retainer fees ranging from $3,000 to $9,200 per year. In addition, each non-employee director receives an annual equity grant of restricted stock units with a grant date value of approximately $14,346 for Edward N. Constantino, Emile Van den Bol, Michael J. Weinbaum, and Grace Doherty. The restricted stocks will vest in full in four equal annual installments, beginning on the first anniversary of the grant date. The Company’s directors are also reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to the Company, including travel expenses. Board fees were suspended in November 2024 and continue to be suspended as of the date of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
There are no family relationships among our executive officers and directors. In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with persons not related to the lender. The Bank believes that at the time of origination such loans did not involve more than the normal risk of collectability or present any other unfavorable features.
There were no loans to officers and directors outstanding as of December 31, 2024 and 2023. Deposits from related parties aggregated $63,000 and $64,000 as of December 31, 2024 and 2023, respectively.
Steven and Ainslie Sugarman Living Trust, of which Mr. Sugarman, who is the President, a member of our Board and a director nominee, is a trustee, HECA Management LLC, of which Carlos P. Salas, our director nominee, is a managing member, and Mario De Tomasi, our director nominee, invested in our securities as part of the Private Placement. Alon Abady, our director nominee, invested in our securities through Moniqua 30, LLC and Horizon Trust FBO Alon Abady IRA, as part of the Private Placement. Steven and Ainslie Sugarman Living Trust and Moniqua 30, LLC invested in shares of both common stock and Series A Preferred Stock, as part of the Private Placement. Mr. Sugarman was our President and director at the time of the Private Placement. There were no arrangements in place related to Carlos Salas’, Mario De Tomasi’s and Alon Abady’s service on the Board prior to or at the time of the closing of the Private Placement. See “Questions and Answers About the Annual Meeting - Why am I voting on the Equity Plan Proposal and the Charter Proposal?” for additional information about the Private Placement.
Michael Carrazza, who is the Chairman of our board of directors, serves as the manager of Solaia Capital Holdings LLC that purchased the principal and accrued unpaid interest due on a Senior Note issued by us, and converted such principal and interest into shares of Common Stock, in May 2025 in compliance with the terms of the Amendment to the Senior Notes entered into with holders of the Senior Notes in March 2025.
Information about transactions involving related persons is assessed by the Company’s independent directors. Related persons include the Company’s directors and executive officers as well as immediate family members of such directors and officers. If the independent directors approve or ratify a material transaction involving a related person, then the transaction would be disclosed in accordance with the SEC rules. If the related person is a director, or a family member of a director, then that director would not participate in those discussions.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their beneficial ownership of the Company’s shares and any changes in such ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal year of 2024. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal year of 2024, except that each of David Finn, Frederick K. Staudmyer, Thomas E. Slater, Steven Grunblatt, and Doherty Grace were late in filing a Form 4 in connection with a restricted stock grant, and David Finn was late in filing a Form 3 related to his appointment as an officer.

BENEFICIAL OWNERSHIP AND OTHER MATTERS
The table below provides certain information about beneficial ownership of common stock as of the Record Date with respect to: (i) each person, or group of affiliated persons, who is known to the Company to own more than five percent (5%) of common stock; (ii) each of the Company’s directors and nominees; (iii) each of the Company’s named executive officers; and (iv) all of the Company’s directors and executive officers as a group.
Except as otherwise noted, to the knowledge of the Company, all persons listed below have sole voting and dispositive power with respect to all shares of common stock they beneficially own, except to the extent authority is shared by spouses under applicable law. Applicable percentage ownership is based on 76,259,670 shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by a person and applicable percentage of ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each shareholder is in care of Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, CT 06901.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Steven A. Sugarman	7,019,978(1)	9.2%
Michael A. Carrazza	933,244(2)	1.2
David Lowery	—	*
David Finn	—	*
Frederick K. Staudmyer	4,522	*
Joseph Perillo	4,263	*
Thomas E. Slater	6,245	*
Steven Grunblatt	3,247	*
Alfred Botta	—	*
William Paul Simmons	—	*
Angie Miranda	—	*
Edward N. Constantino	17,433(3)	*
Emile Van den Bol	65,046	*
Michael J. Weinbaum	363,605(4)	*
Grace Doherty	1,447	*
Alon Abady	6,666,720(5)	8.7
Anahit Magzanyan	—	*
Carlos Salas	1,333,334(6)	1.7
Mario De Tomasi	333.334	*
All Directors and Executive Officers (11 persons)	8,408,522	11.0%
FHNB LLC	6,666,667(7)	8.7%
CB Growth Capital, LLC	6,000,000(8)	7.9%
Patriot 26, LLC	4,666,667(9)	6.1%
Moniqua 30, LLC	3,866,720(10)	5.1%

*	Less than one percent (1%)
(1)
On March 20, 2025, the Steven and Ainslie Sugarman Living Trust, a revocable living trust for the benefit of Steven Sugarman and Ainslie Sugarman (the “Trust”), acquired 7,019,978 shares of common stock in the Company’s Private Placement on March 20, 2025. Based solely on the information set forth in the Schedule 13D filed with the SEC on April 2, 2025, Steven and Ainslie Sugarman Living Trust (the “Sugarman Trust”) is a revocable living trust for the benefit of Steven Sugarman and Ainslie Sugarman. Steven Sugarman and his spouse, Ainslie Sugarman, as trustees of the Sugarman Trust, therefore may be deemed to have voting and dispositive power over the securities held by the Sugarman Trust. The address of the Sugarman Trust is c/o Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.

The Trust also holds 19,167 shares of Series A Non-Cumulative Perpetual Convertible Preferred Stock, convertible into 1,533,333 shares of common stock, and an additional 5,833 shares of Series A Preferred Stock convertible into 466,667 shares of common stock, as reimbursement for Mr. Sugarman’s legal fees and expenses related to the Private Placement. The conversion of these shares of Series A Preferred Stock is subject to a limitation that prevents the Reporting Persons from becoming the beneficial owner of more than 9.99% of the Company’s voting securities.
Additionally, Mr. Sugarman, who serves as President and a member of the Board of Directors of the Company, was granted Restricted Stock Units (“RSUs”) under an Employment Agreement effective March 20, 2025. These RSUs vest in twelve equal monthly installments starting from March 20, 2025, and will be settled on March 20, 2026. If the Omnibus Equity Incentive Plan is approved by shareholders at the Annual Meeting, each vested RSU will be settled in one share of common stock, up to a total of 4,049,593 shares. If the Omnibus Equity Incentive Plan is not approved, the RSUs will be settled in cash based on the fair market value of the shares as of March 20, 2026. The settlement of RSUs is also subject to the 9.99% ownership limitation.
(2)
Represents (i) 12,221 shares held by Solaia Capital Management Profit Sharing Plan for the benefit of Mr. Carrazza, with regard to which Mr. Carrazza has sole voting and dispositive power, (ii) 55,033 vested shares directly owned by Mr. Carrazza, and (iii) 865,990 shares held by Solaia Capital Holdings LLC, of which Mr. Carrazza serves as the manager.

(3)	Includes 1,000 shares held in a SEP IRA for the benefit of Mr. Constantino.
(4)
Includes 19,524 shares of common stock owned directly by Mr. Weinbaum and 342,172 shares owned by AFP Forty Six Corp. (“AFP”), of which Mr. Weinbaum serves as President. Based solely on the information set forth in the Schedule 13G/A filed with the SEC on December 10, 2023, Michael Weinbaum is President of AFP and therefore may be deemed to have voting and dispositive power over the shares held by AFP. Mr. Weinbaum disclaims beneficial ownership of the common stock held by AFP except to the extent of his pecuniary interest therein. The address of AFP is 9 Park Place, Great Neck, NY 11021.

(5)
Alon Abady has sole voting and dispositive power over the shares held by Horizon Trust FBO Alon Abady IRA. The business address of Horizon Trust FBO Alon Abady IRA is 6301 Indian School Road NE, Suite 810, Albuquerque, NM 87110.

6)	Carlos P. Salas, as managing member of HECA Management LLC (“HECA Management”), has sole voting and dispositive power over the shares held by HECA Management.
(7)
FHNB LLC acquired 6,666,667 shares of common stock in the Private Placement. Based solely on the information set forth in the Schedule 13D filed with the SEC on April 11, 2025, voting and dispositive power over the shares held by FHNB may be deemed to be shared by its ultimate controlling persons: Sanford L. Michelman, Laura Michelman, Marc Ezralow, Bryan Ezralow, Jeff Seabold, Jack E. Lambert, Noah Mamet, Will Taylor, and Bradley H. Mindlin (collectively, the “Controlling Persons”). These individuals exercise control through their interests in FHNB’s parent entities, primarily Flyhouse Management, LLC (90% owner of FHNB) and Just Two Kings, LLC (10% owner of FHNB). Jack E. Lambert serves as Chief Executive Officer of FHNB. Each of the Controlling Persons expressly disclaims beneficial ownership of the securities owned by FHNB except to the extent of their pecuniary interest therein. The address for FHNB LLC is 10880 Wilshire Blvd., 19th Floor, Los Angeles, CA 90024.

(8)
CB Group Capital, LLC (“CB Growth”) acquired 6,000,000 shares of common stock in the Private Placement. Nikolas Karas, as manager of CB Growth, has sole voting and dispositive power over the shares held by CB Growth. The business address of CB Growth is 1209 Orange Street, Wilmington, DE 19801.

(9)
Patriot 26, LLC acquired 4,666,667 shares of common stock in the Private Placement. Jeremy Dupree has sole voting and dispositive power over the shares held by Patriot 26, LLC. The business address of Patriot 26, LLC is 501 S. Beverly Drive, Suite 220, Beverly Hills, CA 90212.

(10)
Moniqua 30 LLC acquired 3,866,720 shares of common stock in the Private Placement. Moniqua 30 LLC also holds 24,166 shares of Series A Preferred Stock acquired in the Private Placement convertible into 1,933,280 shares of Common Stock. The conversion of these shares of Series A Preferred Stock is subject to a limitation that prevents Alon Abady from becoming the beneficial owner of more than 9.99% of our voting securities. Alon Abady has sole voting and dispositive power over the shares held by Moniqua 30, LLC. The business address of Moniqua 30, LLC is 501 S. Beverly Drive, Suite 220, Beverly Hills, CA 90212.

EXECUTIVE OFFICERS
The following sets forth information about our current executive officers who do not serve as directors and who are not nominees for election as directors. Unless otherwise indicated, each person holds the same position(s) of both the Company and the Bank.

Name	Age	Current Position with the Company
Frederick K. Staudmyer	69	Secretary and Chief Human Resources Officer; Executive Vice President and Chief Administrative Officer of the Bank
Steven Grunblatt	60	Executive Vice President and Chief Information Office of the Bank
Alfred Botta	52	Executive Vice President and Chief Payments Officer of the Bank
Angie Miranda	39	Executive Vice President and Chief Risk Officer of the Bank
William Paul Simmons	63	Executive Vice President and Chief Credit Officer of the Bank

Frederick K. Staudmyer
Mr. Staudmyer has served as the Company’s Secretary and Chief Human Resources Officer since November 2014. He is also the Executive Vice President and Chief Administrative Officer of Patriot Bank, N.A., overseeing human resources, retail, and business banking, corporate governance, property development and facilities management. Mr. Staudmyer previously served as Assistant Dean at Cornell University’s Johnson Graduate School of Management. Bringing more than 30 years of human resources, general management, and corporate leadership experience, he has served at leading financial institutions where he directed talent acquisition and development, including this role at Chase Manhattan Bank, now JPMorgan Chase. He previously served as Chief Human Resources Officer for Ziff Communications and Ziff Davis Publishing. He also co-founded and served as President and COO at a national legal services and staffing company for over seven years. Mr. Staudmyer earned his MBA from the Johnson Graduate School of Management at Cornell and his Bachelor of Science at Cornell’s School of Industrial & Labor Relations. He currently serves on the Board of Directors of the Human Services Council of Connecticut. He has served on the board of directors of the MBA Career Services Council and as an Advisory Council Member of Cornell University’s Entrepreneurial and Personal Enterprise Program.
Steven Grunblatt
Mr. Grunblatt joined Patriot Bank in 2014 as Senior Vice President, Director of Technology and became Executive Vice President and Chief Information Officer in April 2021. He has over twenty-five years of experience in various facets of information technology, including management and oversight of all aspects of vendor management, infrastructure and technology implementation. Mr. Grunblatt graduated from the Wharton School of Business in Pennsylvania with a Bachelor’s Degree in Economics.
Alfred Botta
Mr. Botta joined the Bank in 2018 as Senior Vice President, Director of Payments and became Executive Vice President and Chief Payment Officer of the Bank in September 2022. He has over twenty years of experience in payments and prepaid market space and has been responsible for the growth of the Bank’s payments division. Prior to joining the Bank, Mr. Botta served as Chief Revenue Officer and Director of Payments of Bank Mobile Technologies, Inc. (previously a wholly-owned subsidiary of Customers Bank). Mr. Botta also served senior management roles with several institutions including Metropolitan Commercial Bank, CashZone (the retail check cashing division of Metropolitan Commercial Bank), PreCash, Inc., PreCommunications Inc., and IDT Corporation. Mr. Botta studied at Adelphi University focusing in Business Administration and Operations.
William Paul Simmons
Mr. Simmons joined the Bank as Executive Vice President and Chief Credit Officer on May 13, 2025 from Sunwest Bank where he served as Chief Credit Officer responsible for all aspects of credit administration, including lending and securities investments since May 2020. Mr. Simmons has over 35 years of banking and financial services industry experience, including leadership roles with Citigroup, GE Capital, Apollo Real Estate Advisors, and Zions Bancorporation. He served as Chief Credit Officer for two publicly held banks prior to joining Sunwest Bank. He received his Bachelor of Science degree from Brigham Young University and an MBA from the University of Rochester, Simon School of Business.

Angie Miranda
Ms. Miranda joined the Bank as Executive Vice President and Chief Risk Officer on May 6, 2025 from The Change Company where she served as Chief Risk Officer and BSA Officer since September 2018. She served as Chief Risk Officer of Change Lending, LLC (f/k/a Commerce Home Mortgage) from September 2018 until August 2023. Prior to these roles, Ms. Miranda was a National Bank Examiner in the Western District of the Office of the Controller of the Currency - U.S. Department of the Treasury from July 2011 until August 2018 with responsibility for on-going supervision and monitoring of large community banks in Southern California. From July 2007 through July 2011, she served as a Federal Thrift Regulator in the Office of Thrift Supervision, U.S. Department of the Treasury. Ms. Miranda earned a B.S. Business Administration - Corporate Finance & Real Estate Finance from the Marshall School of Business at the University of Southern California.

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officer who received the highest annual compensation, referred to herein as the “named executive officers” or “NEOs.”

Name/Principal Position(s)	Year	Salary	Bonus and Incentive	Restricted Stock	All Other Annual Compensation(1)	Total
David Lowery Former Chief Executive Officer of the Company and former President and Chief Executive Officer of the Bank	2024	$400,000	$—	$5,820	$9,885	$415,705
	2023	$358,559	$54,600	$11,491	$9,646	$434,296
Joseph D. Perillo* Former Chief Financial Officer	2024	$283,815	$325,000	$—	$11,772	$620,587
	2023	$287,490	$54,600	$—	$14,262	$356,352
Alfred Botta Executive Vice President and Chief Payments Officer of the Bank	2024	$272,942	$293,279	$—	$10,350	$576,571
	2023	$270,000	$182,978	$—	$9,900	$462,878
Thomas Slater*** Executive Vice President and Chief Credit Officer of the Bank	2024	$264,250	$60,000	$8,125	$1,573	$333,948
	2023	$260,000	$25,000	$—	$650	$285,650
Steven Grunblatt Executive Vice President and Chief Information Office of the Bank	2024	$270,375	$—	$1,449	$8,111	$279,935
	2023	$269,466	$52,500	$—	$8,084	$330,050
David Finn** Chief Financial Officer	2024	$97,981	$—	$—	$—	$97,981
	2023	$—	$—	$—	$—	$—

*	Joseph D. Perillo served as our Chief Financial Officer until October 30, 2024. On the same day, David Finn was appointed to replace Mr. Perillo as Interim Chief Financial Officer.
**	On January 14, 2025, David Finn was appointed Chief Financial Officer and Executive Vice President. David Finn resigned to pursue other opportunities effective May 15, 2025.

(1)	The “All Other Compensation” column for the fiscal year ended December 31, 2024 and 2023 includes the following compensation items:

	2024			2023
Named Executive Officer	Contribution to 401(k) Plan	Car Allowance	Total	Contribution to 401(k) Plan	Car Allowance	Total
David Lowery	$9,885	$—	$9,885	$9,646	$—	$7,590
Joseph D. Perillo	6,272	5,500	11,772	8,262	6,000	12,150
Alfred Botta	10,350	—	10,350	9,900	—	12,840
Thomas Slater	1,573	—	1,573	650	—	650
Steven Grunblatt	8,111	—	8,111	8,084	—	8,084

Outstanding Equity Awards at Fiscal Year-End
The following Executive Officers of the Company and the Bank had unvested equity awards at December 31, 2024:

Name	Number of Unvested Equity Awards
David Lowery	68,790
Thomas Slater	5,103
Steven Grunblatt	1,496
David Finn	53,125

Name	Number of Unvested Equity Awards
Frederick K. Staudmyer	2,639

Executive Compensation Incentive Plan
In 2017, the Company adopted the Executive Compensation Incentive Plan (the “2017 Plan”). The 2017 Plan applies to the President and all Executive Vice Presidents at the Bank. The 2017 plan was developed in order to attract, retain and motivate key executives by offering compensation incentives for delivering pre-defined budgeted operating results. The 2017 Plan is market competitive and designed to promote safe and sound business practices, where compensation objectives and risk taking are responsible, within policy guidelines and compatible with effective controls and risk-management. The 2017 Plan provides for awards based on a balance of Bank results and individual executive performance. Awards are paid 50% in cash and 50% in restricted stock awards vesting over three years granted under the 2020 Plan. There were no awards issued under the Executive Compensation Incentive Plan during 2024 and 2023.
401(k) Plan
The Bank maintains a tax-qualified 401(k) Plan under Section 401(a) of the Code with a cash or deferred arrangement under Section 401(k) of the Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan on the first day of the month coinciding with or next following the date that the employee has attained 21 years of age and completed 1 month of service. Employees become eligible to receive any matching or discretionary contributions made to the 401(k) by the Bank after the completion of six months and at least 500 hours of service.
Under the 401(k) Plan, participants may elect to have the Bank contribute a portion of their compensation each year, subject to certain limitations imposed by the Code. The 401(k) Plan permits the Bank to make discretionary matching and additional discretionary contributions to the 401(k) Plan. Participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds.
Participants are always 100% vested in their elective deferrals, matching and discretionary matching contributions and related earnings under the 401(k) Plan.
Amended and Restated 2020 Stock Plan
In 2011, the Company adopted the Patriot National Bancorp, Inc. 2012 Stock Plan (the “2012 Plan”), which was approved and ratified by shareholders of the Company on December 13, 2011. On November 1, 2020, the Board of Directors of the Company approved an amendment of the 2012 Plan and renamed it as the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan (the “2020 Plan”), which was approved and ratified by shareholders of the Company on December 22, 2021.
On November 10, 2022, the Board approved the Amendment and Restatement of the 2020 Plan (the “Amended and Restated 2020 Plan”), which was approved and ratified by shareholders of the Company on December 14, 2022. The 2020 Plan was amended primarily to (i) reduce the total number of shares authorized for issuance thereunder from 3,000,000 to 400,000; and (ii) limit the maximum number of shares of Company’s common stock granted during a single fiscal year to any non-employee director, together with any cash fees paid to such director, to be no more than a total value of $300,000.
The Amended and Restated 2020 Plan is administered by the Compensation Committee of the Board. Grants under the 2020 Plan are made in the form of restricted stock. Only directors and employees of the Company are eligible to receive grants of restricted stock under the 2020 Plan. The grants of restricted stock may be subject to vesting, in one or more installments, upon the happening of certain events, upon the passage of a certain period of time. The vesting of restricted stock awards may be accelerated in accordance with terms of the plan. The Compensation Committee shall make the terms and conditions applicable to the vesting of restricted stock awards.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following tables and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of our financial performance.
Pay Versus Performance

Year	Compensation Table Total for PEO - David Lowery(1)	Compensation Table Total for PEO - Robert G. Russell(1)	Compensation Actually Paid to PEO - David Lowery(1)(3)	Compensation Actually Paid to PEO - Robert G. Russell(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based On:	Net (loss) Income (thousands)	in millions
							Total Shareholder Return
2024	$415,705	$—	$634,416	$—	$510,369	$504,892	$15.20	$(39,882,000)	-39.88
2023	$434,296	$274,285	$373,729	$274,285	$324,099	$324,099	$26.88	$(4,179,000)	-4.18
2022	$—	$510,787	$—	$510,787	$286,529	$271,799	$59.38	$6,161,000	6.16

(1)
David Lowery served as our Director, President and Chief Executive Officer (PEO) for fiscal year ended December 31, 2024. Robert G. Russell served as our Director, President and Chief Executive Officer (PEO) until April 21, 2023. On the same day, David Lowery was appointed to replace Mr. Russell as Director, President and Chief Executive Officer (PEO). Robert G. Russell served as our Director, President and Chief Executive Officer (PEO) for fiscal year ended December 31, 2022.

(2)
Joseph D. Perillo, Alfred Botta and Thomas Slater were our non-PEO NEOs for fiscal year ended December 31, 2024. Michael A. Carrazza, Joseph D. Perillo and Alfred Botta were our non-PEO NEOs for fiscal year ended December 31, 2023. Michael A. Carrazza, Joseph D. Perillo and David Lowery were our non-PEO NEOs for fiscal year ended December 31, 2022.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. For each of the years presented, the following table sets forth the adjustments made to arrive at compensation “actually paid” to our NEOs during each of the years presented. All amounts are rounded to the nearest dollar.

Compensation “Actually Paid” Calculation

	2024			2023			2022
Equity Award Adjustments to Determine Compensation “Actually Paid” ($)	PEO – David Lowery	PEO – Robert G. Russell	Average Non-PEO NEOs	PEO – David Lowery	PEO – Robert G. Russell	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Compensation reported in the Summary Compensation Table (SCT)	$415,705	$—	$510,369	$434,296	$274,285	$324,099	$510,787	$286,529
(Subtract): value of stock award included in the SCT	(31,440)	—	(8,333)	(31,440)	—	—	—	(10,480)
Add: fair value of unvested equity awards held as of the end of the covered fiscal year	250,002	—	3,334	—	—	—	—
Add: fair value of granted and vested equity held as of the end of the covered fiscal year	—	—	853	—	—	—	—	—
Add (or Subtract): change in fair value of the unvested equity award from the prior fiscal year to the end of the covered fiscal year	(5,671)	—	(3,186)	(40,618)	—	—	—	(14,850)
Add (or Subtract): change in fair value of the vested equity award from the prior fiscal year to the date on which the equity award vested in the covered fiscal year	5,820	—	1,855	11,491		—	—	10,600
Compensation Actually Paid	634,416	—	504,892	373,729	274,285	324,099	510,787	271,799

Robert G. Russell served as our Director, President and Chief Executive Officer (PEO) until April 21, 2023. On the same day, David Lowery was appointed to replace Mr. Russell as Director, President and Chief Executive Officer (PEO).

Relationships Between Performance Measures and Compensation Actually Paid
The charts below demonstrate the relationship between Compensation Actually Paid (“CAP”) to our NEOs and Total Shareholder Return (“TSR”), and Net Income (Loss) for each of 2024, 2023 and 2022.

CAP vs. TSR
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
CAP
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
TSR
($ in Hundreds)
$59.38
$26.88
$15.20
2022
2023
2024
PEO 1
PEO 2
Average for Non-PEO NEOs
Cumulative TSR of Company ($ in Hundreds)

CAP vs. Net Income
$800,000
$600,000
$400,000
$200,000
$-
$(200,000)
$(400,000)
CAP
$10.0
$-
$(10.0)
$(20.0)
$(30.0)
$(40.0)
Net Income ($ in Millions)
$6.16
$(4.18)
$(39.88)
2022
2023
2024
PEO 1
PEO 2
Average for Non-PEO NEOs
Net (Loss) Income ($ in Millions)

PROPOSAL 2 - EQUITY PLAN PROPOSAL
The adoption of the Omnibus Equity Incentive Plan has been approved by the Board in connection with our consummation of the Private Placement, subject to approval by Patriot’s shareholders. The Board believes that the Omnibus Equity Incentive Plan will be an important factor in attracting, retaining and motivating employees (including prospective employees), non-employee directors and consultants of Patriot. Shareholder approval of the equity-based compensation of directors, officers, employees and consultants of Patriot and its subsidiaries under the Omnibus Equity Incentive Plan is required by the corporate governance rules of Nasdaq and to grant incentive stock options. If the Omnibus Equity Incentive Plan is not approved by the shareholders at the Annual Meeting, it will remain in effect for purposes of making cash awards.
The adoption of the Omnibus Equity Incentive Plan for the purposes of granting equity-based compensation is conditioned upon the approval of Proposal 3, Charter Proposal. If we fail to obtain sufficient votes for the Charter Proposal, we may not have enough shares authorized under our current certificate of incorporation to issue equity grants under the Omnibus Equity Incentive Plan.
The material terms of the Omnibus Equity Incentive Plan are summarized below. This summary of the Omnibus Equity Incentive Plan is not intended to be a complete description of the Omnibus Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Omnibus Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex A. Capitalized terms used in this summary and not otherwise defined herein will have the meanings ascribed to such terms in the Omnibus Equity Incentive Plan.
Summary of the Omnibus Equity Incentive Plan
Administration
The Compensation Committee, or such other committee of the Board as the Board may from time to time designate, will be the administrator of the Omnibus Equity Incentive Plan and has the power to interpret the Omnibus Equity Incentive Plan’s terms and provisions. All determinations by the Compensation Committee or any appropriately delegated officer will be final, binding and conclusive on all persons, including the Company and participants in the Omnibus Equity Incentive Plan. Subject to the terms and conditions of the Omnibus Equity Incentive Plan, the Compensation Committee has plenary authority to determine the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, the award agreements evidencing such awards, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Omnibus Equity Incentive Plan, to interpret the terms and provisions of the Omnibus Equity Incentive Plan and any award issued under the Omnibus Equity Incentive Plan (and any agreement relating thereto), to establish any “blackout” period that the Compensation Committee in its sole discretion deems necessary or advisable and to otherwise administer the plan.
The Compensation Committee may delegate to not less than two directors of the Company the authority to grant awards to designated classes of eligible individuals, within limits specifically prescribed by the Compensation Committee; provided that no such officer will have the authority to grant awards to himself or herself or to any person then subject to Section 16 of the Exchange Act.
Shares
Subject to adjustment as provided in the Omnibus Equity Incentive Plan, the maximum number of “shares” (as defined in the Omnibus Equity Incentive Plan) and/or “options” (as defined in the Omnibus Equity Incentive Plan) and/or SARs (as defined herein) that may be granted pursuant to Awards under the Omnibus Equity Incentive Plan shall be twenty percent (20%) of the then outstanding shares (which, for the avoidance of doubt, includes all outstanding shares of common stock, whether voting or non-voting) (the “Share Limit”); provided, that in no event shall the Share Limit be less than 10,000,000.
As of the Record Date, there were 76,259,670 shares of common stock issued and outstanding. 15,251,934 shares of common stock represent twenty percent (20%) of the Company’s outstanding shares of common stock as of the Record Date.
The maximum number of shares that may be granted pursuant to options intended to be incentive stock options (“ISOs”) shall be equal to the Share Limit. The maximum number of shares that may be issued under the Omnibus Equity Incentive Plan is subject to adjustment, as described below. Shares issued under the Omnibus Equity Incentive Plan may be authorized but unissued shares of common stock.

If an award is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares underlying such forfeited, terminated, expired or lapsed award will return to the pool of shares available for issuance under the Omnibus Equity Incentive Plan.
Eligibility
Generally, all directors, officers, employees and consultants of the Company and its “subsidiaries” (as defined in the Omnibus Equity Incentive Plan) and “affiliates” (as defined in the Omnibus Equity Incentive Plan) are eligible to receive awards under the Omnibus Equity Incentive Plan; provided, however, that ISOs may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). As of the date hereof, it is anticipated that approximately 112 persons would be eligible to receive awards under the Omnibus Equity Incentive Plan.
Types of Awards
The following types of awards may be granted under the Omnibus Equity Incentive Plan:
•	options (both ISOs and nonqualified options);
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	restricted stock units (“RSUs”);
•	performance units; and
•	other stock-based awards.
Options. Options granted under the Omnibus Equity Incentive Plan may be ISOs (qualifying for favorable income tax treatment under Section 422 of the Code) or nonqualified stock options. A description of the tax treatment of stock options appears below under the heading “Federal Income Tax Information.”
The Compensation Committee will determine the exercise price at which shares underlying a stock option may be purchased. The exercise price per share subject to an option granted under the Omnibus Equity Incentive Plan must be equal to at least 100% of the “fair market value” (as defined the Omnibus Equity Incentive Plan) of a share of common stock as of the date of the grant of the option. The exercise price of a stock option may be paid pursuant to one or more of the following methods, as determined by the Compensation Committee and set forth in the award agreement:, certified or bank check, by delivering unrestricted shares of common stock owned by the participant (or attesting to ownership of such shares) or by permitting the Company to withhold shares of common stock for which the stock option is exercisable.
Stock options granted under the Omnibus Equity Incentive Plan are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. In no event will a stock option be exercisable after ten years (or 5 years in the case of certain ISOs) from the date of grant. A participant may not receive dividends or dividend equivalents with respect to stock options.
No option will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit a nonqualified stock option to be transferred by a participant to a family member (as defined in the Omnibus Equity Incentive Plan) or as otherwise expressly permitted by the Compensation Committee, subject to restrictions set forth in the Omnibus Equity Incentive Plan.
SARs. SARs issued under the Omnibus Equity Incentive Plan may be “Tandem SARs,” which are granted in conjunction with a stock option, or “Free-Standing SARs,” which are not granted in conjunction with a stock option. A SAR is a right to receive a payment in cash, shares of common stock or a combination of cash and shares of common stock, in an amount equal to the product of (i) the excess of the fair market value of one share as of the exercise date over the exercise price of the applicable SAR, multiplied by (ii) the number of shares in respect of which the SAR has been exercised. The exercise price per Free-Standing SAR may not be less than the fair market value of a share of common stock on the date the SAR is granted. A Tandem SAR shall have the same exercise price as the related stock option. SARs are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. No SAR will be exercisable later than ten years after the date it is granted. A participant may not receive dividends or dividend equivalents with respect to SARs.

No Free-Standing SAR will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit a Free-Standing SAR to be transferred by a participant to a “family member” (as defined in the Omnibus Equity Incentive Plan) or as otherwise expressly permitted by the Compensation Committee, subject to restrictions set forth in the Omnibus Equity Incentive Plan. A Tandem SAR will be transferable only with the related stock option.
Restricted Stock and RSUs. Each award of restricted stock or RSUs will be subject to such terms and conditions consistent with the Omnibus Equity Incentive Plan as determined by the Compensation Committee and as set forth in the applicable award agreement. The conditions for grant or vesting and the other provisions of awards of restricted stock or RSUs need not be the same with respect to each recipient. Restricted shares granted under the Omnibus Equity Incentive Plan are, for a period of time determined by the Compensation Committee, subject to forfeiture if certain conditions established by the Compensation Committee, including performance goals set by the Compensation Committee, are not met. An RSU is an award denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares, or both. The Compensation Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse.
Participants holding restricted shares may have such rights with respect to such shares as may be determined by the Compensation Committee and set forth in the applicable award agreement, including the right to vote such shares and the right to receive dividends. Participants holding RSUs do not possess any voting rights with respect to those units. The Plan provides that dividends on restricted shares will be paid only to the extent the underlying award vests.
During the restriction period set by the Compensation Committee, the participant may not sell, assign, transfer, pledge or otherwise encumber restricted stock or RSUs awarded under the Omnibus Equity Incentive Plan. The vesting provisions of each award of restricted stock or RSUs will be set forth in the applicable award agreement or other document approved by the Compensation Committee.
Performance Units. The Plan provides for the award of performance units either alone or in conjunction with other awards granted under the Omnibus Equity Incentive Plan. The performance goals to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee upon the grant of the performance award, provided that the length of the performance period shall be no less than a fiscal quarter. The conditions for grant or vesting and the other provisions will be set forth in the applicable award agreement or other document approved by the Compensation Committee.
Other Stock-Based Awards. The Plan provides that other stock-based awards may be granted either alone or in conjunction with other awards granted under the Omnibus Equity Incentive Plan, provided that any other stock-based awards that are awards of common stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the participant.
Termination of Employment
Unless otherwise provided in the applicable award agreement, in case of the termination of employment (as defined in the Omnibus Equity Incentive Plan) of a participant, outstanding stock options and SARs will be subject to the following treatment:
•	unvested stock options and SARs will be forfeited;
•	vested and exercisable stock options and SARs will expire immediately if the participant is terminated for cause;
•	vested and exercisable stock options and SARS will expire on the earliest to occur of:
•	if the participant’s termination of employment occurs for reasons other than retirement, cause, disability, or death, the three-year anniversary of such termination of employment;
•	if the Participant’s termination of employment occurs by reason of disability or death, the three-year anniversary of such termination of employment;
•
if the participant’s termination of employment occurs by reason of retirement, in the case of incentive stock options, the three-year anniversary of such termination of employment and, in the case of nonqualified options and SARS, the five-year anniversary of such termination of employment; and

•	the last day of the term of the stock option or SAR.

The effect of termination of employment on unvested restricted stock awards and RSUs will be set forth in the applicable award agreement.
Change in Control
Unless provided otherwise in the applicable award agreement, in the event of a “change in control” (as defined in the Omnibus Equity Incentive Plan):
•
if equivalent replacement awards are not substituted for awards granted and outstanding under the Omnibus Equity Incentive Plan at the time of such change in control, then any outstanding options and SARS shall will become fully vested and exercisable, all full-value awards (as defined in the Omnibus Equity Incentive Plan) other than performance-based awards will vest in full and all performance-based awards will vest based on performance, with all performance goals deemed achieved at the greater of (i) the applicable target level and (ii) the level of achievement of the performance goals through the last date prior to the change in control that the performance goals can be measured.

•
if equivalent replacement awards are substituted for awards granted and outstanding under the Omnibus Equity Incentive Plan at the time of such change in control, vesting of unvested awards will not accelerate. However, such replacement awards will (i) vest in full, be free of restrictions and be deemed earned in full to the full value of the replacement award and (ii) unless otherwise provided in the applicable award agreement, any Option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised, until (A) in the case of ISOs, the last date on which such ISOs would be exercisable in the event of a termination of employment prior to a change in control, and (B) in the case of nonqualified stock options and SARs, the later of (x) the last date on which such nonqualified stock option or SAR would be exercisable in the event of a termination of employment prior to a change in control and (y) the earlier of (1) the third anniversary of such change in control and (y) expiration of the term of such non qualified stock option or SAR, upon termination of employment by reason of death, disability or retirement, by the Company without cause, or by the participant for good reason (as defined in the Omnibus Equity Incentive Plan), within twenty-four (24) months after such change in control (i.e., the awards “double-trigger” vest).

An award will qualify as a “replacement award” under the Omnibus Equity Incentive Plan if the following conditions are met in the sole discretion of the Compensation Committee: (i) it is of the same type as the award being replaced, which we refer to as the “replaced award”; (ii) it has a value equal to the value of the replaced award as of the date of the change in control; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of the Company, if any, or the entity surviving the Company following the change in control; (iv) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the replaced award; and (v) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.
Adjustments to Awards Due to Changes in the Company’s Capital Structure
If there is any change in the number or kind of shares of common stock outstanding by reason of:
•	a stock dividend, spinoff, recapitalization, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company,
•
a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a subsidiary or affiliate, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), or

•
any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company’s or its shareholders’ receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a “disaffiliation” (as defined in the Omnibus Equity Incentive Plan), separation or spinoff or the Company’s payment of an extraordinary dividend or distribution, then

•	the aggregate number and kind of shares of common stock or other securities available for issuance under the Omnibus Equity Incentive Plan,

•
the various maximum limitations on the number of shares, options and/or SARs that may be granted pursuant to awards under the Omnibus Equity Incentive Plan and the maximum limitations on the number of awards which any individual may receive in any year,

•	the kind and number of shares covered by outstanding awards, and
•	the exercise price of outstanding awards
will be equitably adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Omnibus Equity Incentive Plan and such outstanding awards. Any adjustment made need not be the same for all participants. The Compensation Committee may adjust the performance goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s SEC filings. The Compensation Committee has the sole discretion and authority to determine what appropriate adjustments should be made and any adjustments determined by the Compensation Committee will be final, binding and conclusive.
Repayment
All awards under the Omnibus Equity Incentive Plan will be subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards, if any.
Repricing of Options and SARs
In no event may any stock option or SAR granted under the Omnibus Equity Incentive Plan be amended, other than in connection with adjustments due to changes in the Company’s capital structure described above, to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the applicable exchange listing standards, if any, or for accounting purposes, as a “repricing” of such stock option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.
Amendment and Termination
The Compensation Committee or the Board may amend, alter, or discontinue the Omnibus Equity Incentive Plan, but no amendment, alteration or discontinuation may be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, applicable exchange listing standards, if any, or accounting rules. In addition, no amendment may be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange, if any.
Term of the Omnibus Equity Incentive Plan
The Plan will terminate on the tenth anniversary of the date on which such plan is approved by the Board.
Federal Income Tax Information
The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Omnibus Equity Incentive Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

ISOs
A participant generally will not recognize income on the grant or exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an ISO within two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in connection with the exercise of such ISO in the same manner as on the exercise of a nonqualified stock option, as described below.
Nonqualified Stock Options and SARs
A participant generally is not required to recognize income on the grant of a nonqualified stock option or a SAR. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the aggregate exercise price and (ii) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise.
Restricted Stock
Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of Code, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the vesting shares on that date over the amount paid, if any, for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount paid, if any, for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.
RSUs
A participant generally is not required to recognize income on the grant of an RSU. In general, on the date the RSUs vest and the underlying shares are distributed, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the stock deliverable on the vesting date.
Gain or Loss on Sale or Exchange of Shares
In general, gain or loss from the sale or exchange of shares granted under the Omnibus Equity Incentive Plan will be treated as capital gain or loss. Gain or loss will be long-term capital gain or loss for shares held for more than one year.
Deductibility by the Company
The Company generally is not allowed a deduction in connection with the grant or exercise of an ISO. However, subject to the limitations of Section 162(m) of the Code, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option (including an ISO that is treated as a nonqualified stock option), a SAR, or restricted stock or RSU, in general, subject to the limitations of Section 162(m) of the Code, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.
Certain Change in Control Payments
Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits
Patriot and Mr. Sugarman entered into an employment agreement, effective as of March 20, 2025 (the “Employment Agreement”). RSUs were granted to Mr. Sugarman pursuant to the Employment Agreement on March 20, 2025. RSUs vest in twelve equal monthly installments commencing on March 20, 2025 and have a restricted period of one year expiring on March 20, 2026. Vested RSUs represent the right to be settled on the date of the expiration of the restricted period, provided, however, that if: (i) the Omnibus Equity Incentive Plan is not approved by the shareholders at the Annual Meeting, each vested RSU will be settled in cash equal to the fair market value of one share of common stock as of March 20, 2026; or (ii) the Omnibus Equity Incentive Plan is approved by the shareholders at the Annual Meeting, each vested RSU will be settled in one share of common stock, up to 4,049,593 shares of common stock, in the aggregate, and there will be no cash settlement option, subject to the limitation that Mr. Sugarman does not have the right to become, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.99% of the number of shares of Patriot’s voting securities issued and outstanding.
In addition, the Compensation Committee of the Board and the Board approved the grant of RSUs that may be settled shares of common stock, in the aggregate, to certain eligible participants under the Omnibus Equity Incentive Plan, subject to the approval of the Omnibus Equity Incentive Plan at the Annual Meeting.
The following table provides information about the awards under the Omnibus Equity Incentive Plan:

Name and Position	Number of Shares Underlying RSUs
Steven Sugarman, President	4,049,593
William Paul Simmons, EVP and Chief Credit Officer	1,000,000
Angie Miranda, EVP and Chief Risk Officer	450,000
Current Executive Officers as a Group	5,499,593
Current Non-Executive Director Group, including directors of the Bank	400,000
Current Non-Executive Officer Employee Group	1,800,000

Any future awards to be made under the Omnibus Equity Incentive Plan will be subject to the discretion of our Compensation Committee. As a result, it is not possible to determine the number or type of future awards that will be granted to any person under the Omnibus Equity Incentive Plan.
Equity Compensation Plan Information
The table below provides information as of December 31, 2024, with respect to the compensation plan under which equity securities of Patriot are authorized for issuance to directors, officers or employees:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)
Equity Compensation Plans Approved by the Shareholders	__	__	74,540
Equity Compensation Plans Not Approved by the Shareholders	__	__	__
Total	__	__	74,540

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE OMNIBUS EQUITY INCENTIVE PLAN.

PROPOSAL 3 - CHARTER PROPOSAL
Our Board has approved and, subject to shareholder approval, adopted the Amended and Restated Certificate of Incorporation, attached to this proxy statement as Annex B. We are required to adopt this Amended and Restated Certificate of Incorporation under the Purchase Agreements that we entered into in connection with our Private Placement. Pursuant to the law of the State of Connecticut, our state of incorporation, the Board must adopt the Amended and Restated Certificate of Incorporation and submit it to shareholders for their approval. For additional information about the Private Placement, see “Questions and Answers About the Annual Meeting - Why am I voting on the Equity Plan Proposal and the Charter Proposal?” and “Certain Relationships and Related Transactions.”
The following is a brief summary of the amendments effected by the Amended and Restated Certificate of Incorporation:
•
increase the authorized capital stock from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 2,200,000,000 shares, consisting of 2,000,000,000 shares of common and 200,000,000 shares of preferred stock;

•
authorize two series of the Company’s common stock, consisting of 1,800,000,000 shares of voting common stock and 200,000,000 shares of non-voting common stock, which can be converted into shares of common stock, subject to certain restrictions; and

•	provide for the mandatory conversion of shares of Series A Preferred Stock into shares of non-voting common stock.
This summary is qualified by reference to the complete text of the Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B.
Anti-Takeover Effects of Proposed Amendments
The Board has approved the Amended and Restated Certificate of Incorporation to ensure that we have sufficient shares available for general corporate purposes including, without limitation, acquisitions, establishing strategic partnerships, equity financings, providing equity incentives to employees, and payments of stock dividends, stock splits and other recapitalizations. From time to time the Company considers these types of transactions as market conditions or other opportunities arise.
Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current shareholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of Patriot. The Board is not aware of any attempt, or contemplated attempt, to acquire control of Patriot, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.
Effective Time
Following the approval of this proposal by our shareholders, we will file the Amended and Restated Certificate of Incorporation with the Secretary of State of Connecticut. The Amended and Restated Certificate of Incorporation will become effective upon the filing of, and at the date and time specified in the Amended and Restated Certificate of Incorporation. However, the filing of the Amended and Restated Certificate of Incorporation may be delayed by the Company’s Board or may be abandoned by action of the Company’s Board at any time prior to the Effective Time, whether before or after the approval by the Company’s shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 4 – NASDAQ PROPOSAL
Our shareholders are being asked to approve at the Annual Meeting the potential issuance of shares of our common stock for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d). The approval of this Nasdaq Proposal is conditioned upon the approval of Proposal 3, Charter Proposal. If we fail to obtain sufficient votes for the Charter Proposal, we may not have enough shares authorized under our current certificate of incorporation to issue additional shares of common stock.
Nasdaq Rules 5635(d) and 5635(b)
Pursuant to Nasdaq Listing Rule 5635(d), shareholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial shareholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.
Shareholder approval of this proposal will constitute shareholder approval for purposes of Nasdaq Listing Rule 5635(d).
Furthermore, since such shares of common stock have not been issued, Nasdaq will not consider approval by our shareholders of the Nasdaq Proposal sufficient for purposes of Nasdaq Rule 5635(d) unless we implement and disclose the following transaction parameters, which cannot be altered:
•	The maximum number of shares to be issued;
•	The maximum dollar amount of the issuance;
•	The maximum amount of discount to the market;
•	The purpose of the transaction; and
•	The time frame to complete the transaction - generally, within three months.
The above requirements are referred to as the “Nasdaq Parameters.”
Nasdaq Listing Rule 5635(b) requires shareholder approval prior to an issuance of securities that will result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position.
Nasdaq Parameters
The potential issuance of common stock is subject to the following Nasdaq Parameters, which cannot be altered or changed in any manner:
1.	Maximum Number of Shares of Common Stock Issuable:
60,000,000
2.	Maximum Dollar Amount of Issuance:
$75,000,000
4.	Maximum Amount of Discount to the Market:
The purchase price per share will be equal to, or greater than, $1.25 per share.
5.	Purpose of the Transaction:
To provide the Company with additional working capital.

6.	Time Frame to Complete the Potential Offering of Shares of Common Stock:
Closing can be no later than September [•], 2025 (3 months after the Annual Meeting)
If this Nasdaq Proposal is approved by the shareholders at the Annual Meeting and we issue additional shares of common stock under the Nasdaq Parameters, such issuances will not affect the rights of our existing shareholders, but such issuances will have a dilutive effect on our existing stockholders, including, over time, the voting power of the existing stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL 5 - RATIFICATION OF AUDITORS PROPOSAL
The Audit Committee has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025 and to perform other appropriate accounting services. RSM has been engaged as our independent registered public accounting firm since May 16, 2017, and has no relationship with us other than that arising from their engagement as our independent registered public accounting firm.
Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of RSM to the shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration the shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion.
Representatives of RSM plan to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.
Audit Fees
The following table sets forth the aggregate amounts of principal accounting fees we paid to our independent registered public accountants for professional services performed in years ended December 31, 2024 and 2023 for: (i) audit fees - consisting of fees billed for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) audit-related fees - consisting of fees billed for services rendered that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; and (iii) all other fees - consisting of fees billed for all other services rendered.

	Year Ended December 31,
	2024	2023
Audit fees(1)	$728,181	$623,689
All other fees(2)	22,575	23,625
	$750,756	$647,314

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years.
(2)	The aggregate fees included in the other categories are fees billed in the fiscal years.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor. The Audit Committee pre-approved all of the audit and non-audit services provided by RSM during the years ended December 31, 2024 and 2023.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

REPORT OF AUDIT COMMITTEE
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described under “CORPORATE GOVERNANCE - Independence of Board of Directors and Members of Its Committees” and “Independence Standards,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the Nasdaq and the SEC. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant regarding such independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has approved submitting such selection for approval and ratification by the shareholders.
Edward N. Constantino
Emile Van den Bol
Michael Weinbaum

ANNUAL REPORT
The Company filed its Annual Report on Form 10-K for the year ended December 31, 2024 with the SEC on April 15, 2025. This Form 10-K, the Notice of 2025 Annual Meeting of Shareholders and the proxy statement, are available on the Internet at www.proxyvote.com.
SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 promulgated under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2026 Annual Meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary no later than [•], 2025 (120 days prior to the anniversary of the mailing date of this proxy statement) and must otherwise comply with the requirements of Rule 14a-8.
Under our Bylaws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock entitled to vote on the election of directors who delivers notice, along with the additional information and materials required by our Bylaws and certificate of incorporation, to our President not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our Certificate of Incorporation and Bylaws by writing to our Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.
In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than [•], 2026.
COMMUNICATIONS WITH THE BOARD
Shareholders wishing to communicate directly with the Board or any independent directors should send written communications to Michael A. Carrazza, Chairman of the Board, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. Each communication will be reviewed by Mr. Carrazza who will make appropriate recommendations to the Board, which may include discussing the matter raised with the Board as a whole, with only the independent directors, and/or with other members of the senior management team. We believe that this procedure allows the Board to be responsive to shareholder communications in a timely and appropriate manner.
ADDITIONAL INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s website at www.sec.gov or on our website at www.bankpatriot.com/Learn/About/Investor-Relations. Information contained on, or that can be accessed through, the SEC’s website or our website is not part of and is not incorporated by reference into this proxy statement, and you should not consider information on these websites to be part of this proxy statement.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our periodic reports or other information concerning us, without charge, by written request, directed to Frederick Staudmyer, Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 or by telephone at 203-252-5921. If you would like to request documents, please do so by [•], 2025 in order to receive them timely before the Annual Meeting.
THIS PROXY STATEMENT IS DATED [•], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ALL SHAREHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

By Order of the Board of Directors,

Michael A. Carrazza
Chairman
[•], 2025

Annex A
PATRIOT NATIONAL BANCORP, INC.
2025 OMNIBUS EQUITY INCENTIVE PLAN
SECTION 1. Purpose; Definitions
The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:
(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.
(b) “Applicable Exchange” means The Nasdaq Stock Market LLC or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.
(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.
(e) “Board” means the Board of Directors of the Company.
(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define “Cause”: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review by an independent third party.
(g) “Change in Control” has the meaning set forth in Section 10(d).
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(i) “Committee” has the meaning set forth in Section 2(a).
(j) “Common Stock” means common stock, par value $.01 per share, of the Company.
(k) “Company” means Patriot National Bancorp, Inc., a Connecticut corporation.
(l) “Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” disability of a Participant means the Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The Committee may require such medical or other evidence as it deems necessary to judge the nature and duration of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(m) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(n) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(p) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion using a reasonable valuation method which shall include consideration of the following factors, as applicable: (i) the value of the Company’s tangible and intangible assets; (ii) the present value of the Company’s future cash-flows; (iii) the market value of stock or equity interests in similar corporations and other entities engaged in substantially similar trades or businesses, the value of which can be readily determined objectively (such as through trading prices on an established securities market or an amount paid in an arm’s-length private transaction); (iv) control premiums or discounts for lack of marketability; (v) recent arm’s-length transactions involving the sale or transfer of such stock or equity interests; and (vi) other relevant factors.
(q) “Free-Standing SAR” has the meaning set forth in Section 5(b).
(r) “Full-Value Award” means any Award other than an Option or Stock Appreciation Right.
(s) “Good Reason” has the meaning set forth in Section 10(f).
“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.
(t) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
(u) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.
(v) “Nonqualified Option” means any Option that is not an Incentive Stock Option.
(w) “Option” means an Incentive Stock Option or a Nonqualified Option granted under Section 5.
(x) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.
(y) “Participant” means an Eligible Individual to whom an Award is or has been granted.
(z) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, Performance Units, Stock Appreciation Rights, or Other Stock-Based Awards..
(aa) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured; provided that such period shall be no shorter than a fiscal quarter.
(bb) “Performance Unit ” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(cc) “Plan” means this Patriot National Bancorp, Inc. 2025 Omnibus Equity Incentive Plan, as set forth herein and as hereafter amended from time to time.
(dd) “Replaced Award” has the meaning set forth in Section 10(b).
(ee) “Replacement Award” has the meaning set forth in Section 10(b).
(ff) “Restricted Stock” means an Award granted under Section 6.
(gg) “Restricted Stock Unit” has the meaning set forth in Section 7.
(hh) “Retirement” means the Participant’s Termination of Employment after the attainment of age 65 or the attainment of age 55 and at least 15 years of service.
(ii) “Share” means a share of Common Stock.
(jj) “Stock Appreciation Right” has the meaning set forth in Section 5(b).
(kk) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a majority of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
(ll) “Tandem SAR” has the meaning set forth in Section 5(b).
(mm) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
(nn) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.
SECTION 2. Administration
(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:
(i) to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;
(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) subject to any applicable regulatory approvals, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
(ix) to decide all other matters that must be determined in connection with an Award;
(x) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;
(xi) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and
(xii) to otherwise administer the Plan.
(b) Procedures.
(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii) Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c) Discretion of Committee. Subject to Section 1(f), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final, binding and conclusive on all persons, including the Company, Participants, and Eligible Individuals.
(d) Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, in either case prior to a Change in Control, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more senior managers or committee of senior managers to whom the authority to make such determination is delegated by the Committee.
(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.
SECTION 3. Common Stock Subject to Plan
(a) Plan Maximums. The maximum number of Shares and/or Options and/or Stock Appreciation Rights that may be granted pursuant to Awards under the Plan shall be twenty percent (20%) of the then outstanding Shares (which, for the avoidance of doubt, includes all outstanding shares of Common Stock, whether voting or non-voting) (the “Share Limit”); provided, that in no event shall the Share Limit be less than 10,000,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be equal to the Share Limit. Shares subject to an Award under the Plan may be authorized and unissued Shares. On and after the Effective Date (as defined in Section 12(a)), no new awards may be granted under the Company’s 2020 Restricted Stock Award Plan, as amended, it being understood that (A) awards outstanding under such plan as of the Effective Date shall remain in full force and effect under such plan according to their respective terms, and (B) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall not be available for Awards under this

Plan; provided, however, that dividend equivalents may continue to be issued under such plan in respect of awards granted under such plan which are outstanding as of the Effective Date.
(b) Individual Limits. No Participant who is a non-employee director of the Company may be granted Awards covering in excess of 1,000,000 Shares during any calendar year.
(c) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.
(d) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s SEC filings.
(e) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 4. Eligibility
Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
SECTION 5. Options and Stock Appreciation Rights
(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.
(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee but shall not exceed ten years from the Grant Date.
(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, except as otherwise determined by the Committee, in no event shall the normal vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant.
(g) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable term by giving written notice of exercise to the Company specifying the number of shares of Common Stock as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept or, if approved by the Committee, payment, in full or in part, may also be made as follows:
(i) Payments may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised).
(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.
(iii) Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of shares of Common Stock in respect of which the Option shall have been exercised.
(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.
(i) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
(j) Termination of Employment. A Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Employment, except as set forth below:
(i) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised, to the extent it was then exercisable, at any time until the earlier of (A) the third anniversary of the date of the Termination of Employment and (B) the expiration of the Term thereof;
(ii) Upon a Participant’s Termination of Employment by reason of the Participant’s death, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until the earlier of (A) the third anniversary of the date of such death and (B) the expiration of the Term thereof;
(iii) Upon a Participant’s Termination of Employment by reason of Disability, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until the earlier of (x) the third anniversary of the date of such Termination of Employment and (y) the expiration of the Term thereof;
(iv) Upon a Participant’s Termination of Employment for Retirement, any Option or Stock Appreciation Right held by the Participant shall vest in full and be exercisable at any time until the earlier of (A) in the case of Nonqualified Options and Stock Appreciation Rights, (x) the fifth anniversary of such Termination of Employment and (y) the expiration of the Term thereof, and (B) in the case of Incentive Stock Options, (x) the third anniversary following such Termination of Employment and (y) the expiration of the Term thereof; and
(iv) Upon a Participant’s Termination of Employment by reason of a termination by the Company for Cause, any Option or Stock Appreciation Right held by the Participant, whether or not then exercisable, shall be immediately forfeited.

(k) The Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.
(l) Notwithstanding the foregoing, Termination of Employment shall not result in accelerated vesting of any Option or Stock Appreciation Right if and to the extent such vesting acceleration is impermissible under the rules of regulations of the Federal Deposit Insurance Corporation or any other governmental authority as applicable to the Company.
SECTION 6. Restricted Stock
(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Patriot National Bancorp, Inc. 2025 Omnibus Equity Incentive Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the offices of Patriot National Bancorp, Inc.”
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.
(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
(iv) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
SECTION 7. Restricted Stock Units
(a) Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, either or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee or in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.
(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).
SECTION 8. Performance Units.
Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period shall be no less than a fiscal quarter. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.
SECTION 9. Other Stock-Based Awards
Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant.
SECTION 10. Change in Control Provisions
(a) General. The provisions of this Section 10 shall, subject to Section 3(d) and Section 10(e), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
(b) Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change in Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such performance-based Awards have been fully achieved as of the date of such Change in Control.

(c) Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d) Termination of Employment. Upon a Termination of Employment of a Participant occurring upon or during the two years immediately following the date of a Change in Control by reason of death, Disability or Retirement, by the Company without Cause, or by the Participant for “Good Reason” (as defined in Section 10(e)), (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 10(d), and (B) in the case of Nonqualified Options and Stock Appreciation Rights, the later of (x) the last date on which such Nonqualified Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(d) and (y) the earlier of (1) the third anniversary of such Change in Control and (y) expiration of the Term of such Nonqualified Option or Stock Appreciation Right.
(e) Definition of Change in Control. For purposes of the Plan:
“Change in Control” shall mean any of the following events:
(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (z) any acquisition pursuant to a transaction that complies with clauses (iii)(A), (iii)(B) and (iii)(C) below;
(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, greater than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% (30% with respect to deferred compensation subject to Section 409A of the Code) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
(f) “Good Reason” shall mean (A) a material adverse change in the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change in Control; (B) a material reduction in the Participant’s base salary or annual bonus opportunity, in each case as in effect immediately prior to the Change in Control; or (C) the reassignment of the Participant’s place of employment to an office location more than 35 miles from the Participant’s then-current place of employment. However, none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within 30 days following the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, and the Participant resigns his employment within 30 days following the expiration of that cure period.
(g) Notwithstanding the foregoing, neither Termination of Employment nor the occurrence of a Change in Control (nor the combination of such events) shall not result in accelerated vesting of any Award (including any Replacement Award) if and to the extent such vesting acceleration is impermissible under the rules of regulations of the Federal Deposit Insurance Corporation or any other governmental authority as applicable to the Company.
(h) Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(b).
SECTION 11. Section 16(b); Section 409A
(a) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
(b) The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death.
SECTION 12. Term, Amendment and Termination
(a) Effectiveness. The Plan was approved by the Board on March  , 2025 to be effective as of March , 2025 (the “Effective Date”), provided that to the extent required by applicable law or stock exchange rules, the approval of the Plan is subject to and contingent upon approval by the Company’s stockholders.
(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.
(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange as may be required on or after the date hereof.
(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.
SECTION 13. Unfunded Status of Plan
It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
SECTION 14. General Provisions
(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).
(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.
(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i) Non-Transferability. Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(k) Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or (except with respect to Options and Stock Appreciation Rights) dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, dividends and dividend equivalents with respect to performance-based Awards may not be paid until vesting (if any) of such Awards, and the Committee shall not take or omit to take any action that would result in the imposition of penalty taxes under Section 409A of the Code.
(l) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, no payment (as defined in 12 U.S.C. 1828(k)(5)(C) or 12 CFR 359.1(k)), shall be made pursuant to this Plan, any Award Agreement hereunder or otherwise in contravention of 12 U.S.C. 1828(k) or 12 C.F.R. Part 359.

Annex B
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PATRIOT NATIONAL BANCORP, INC.

(Pursuant to Sections 33-800 and 33-797 of the Connecticut General Statutes)
The undersigned, being a duly authorized officer of Patriot National Bancorp, Inc., a corporation organized and existing under the laws of the State of Connecticut (the “Corporation”), does hereby certify:
FIRST: That this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) was duly adopted and approved by the shareholders of the Corporation in the manner required by Section 33-800 of the Connecticut General Statutes and by the Certificate of Incorporation, as amended and corrected, at a duly convened meeting thereof held on [•], 2025.
SECOND: That the Certificate of Incorporation of the Corporation, as amended and corrected, be, and the same hereby is, amended and restated in its entirety to read as follows:
I. CORPORATE NAME. The name of the corporation is Patriot National Bancorp, Inc. (hereinafter the “Corporation”). The principal office of the Corporation shall be located in the City of Stamford, County of Fairfield, and State of Connecticut.
II. CAPITAL STOCK.
(a) The amount of the capital stock of the Corporation hereby authorized is 2,200,000,000 shares, which consist of 2,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of which (i) 1,800,000,000 shares of Common Stock shall be designated as voting Common Stock (“Voting Common Stock”) and 200,000,000 shares shall be designated as non-voting Common Stock (“Non-Voting Common Stock” and together with the Voting Common Stock, “Common Stock”), and (ii) 200,000,000 shares shall be designated as preferred stock, without par value (“Preferred Stock”).
(b) Voting Common Stock. Subject to all of the rights of the Preferred Stock, if any, and except as provided by law or in this Article II (or in any certificate of amendment related to any series of Preferred Stock):
(i) the holders of the Voting Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring shareholder action;
(ii) in all elections of directors, the number of votes each holder of Voting Common Stock may cast will be determined by multiplying the number of shares he, she or it owns by the number of directors to be elected, and those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by such holder of Voting Common Stock;
(iii) in all matters (other than the election of directors), each holder of a share of Voting Common Stock shall be entitled to one vote for each share held by such holder;
(iv) dividends may be declared and paid or set apart for payment upon the Voting Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors (the “Board”);
(v) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Voting Common Stock in accordance with their respective rights and interests; and
(vi) the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Voting Common Stock.

(c) Non-Voting Common Stock. Each share of Non-Voting Common Stock shall have the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described in Annex A attached to this Certificate of Incorporation, which Annex A is hereby made a part hereof as if set out in full in this subsection of the Certificate of Incorporation.
(d) Preferred Stock. The Board is authorized, subject to limitations prescribed by law and the provisions of this Article II, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Connecticut, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:
(i) The number of shares constituting that series and the distinctive designation of the series;
(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(iii) Whether the shares of that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;
(iv) Whether the shares of that series shall have conversion or exchange privileges and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;
(v) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(vi) Whether the shares of that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts of such sinking fund;
(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and
(viii) Any other relative rights, preferences and limitations of that series.
Dividends on outstanding shares of Preferred Stock shall be paid, or declared and set apart for payment, before any dividends shall be paid, or declared and set apart for payment, on the Common Stock with respect to the same dividend period.
If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.
(e) Series A Preferred Stock. 500,000 shares of Preferred Stock shall be designated as Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”), which may from time to time be increased or decreased (but not below the number then outstanding) by the Corporation’s Board. The shares of Series A Preferred Stock shall have the following rights, privileges, and designations:
(i) Unless the shares of Series A Preferred Stock shall have previously been converted into shares of Common Stock, as of the close of business on the date that this Certificate of Incorporation is filed with the Secretary of State of the State of Connecticut, as required by applicable law, each issued and outstanding share of Series A Preferred Stock will automatically convert into 80 shares of Non-Voting Common Stock, without any further action on the part of any holder of shares of Series A Preferred Stock.

(ii) Upon conversion into shares of Non-Voting Common Stock, as set forth in subsection (i) above, any shares of Series A Preferred Stock so converted shall cease to be issued and outstanding and any certificates evidencing such shares of Series A Preferred Stock will be cancelled, in each case, subject to the right of holders of such shares to receive the number of shares of Non-Voting Common Stock into which such shares of Series A Preferred Stock have been converted.
(iii) Shares of Series A Preferred Stock duly converted in accordance herewith shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance (provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock).
(iv) In the event that a holder of Series A Preferred Stock shall not by written notice designate the name, in which shares of Non-Voting Common Stock to be issued upon conversion of shares of Series A Preferred Stock should be registered, or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Corporation.
(f) No shareholder of the Corporation shall by reason of his, her or its holding shares of capital stock of the Corporation have any preemptive or preferential rights to purchase or subscribe to any share of any class of stock of the Corporation, now or hereafter to be authorized, or to any obligation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board, in its discretion, may from time to time determine and at such price as the Board may fix from time to time.
(g) If a holder of capital stock is entitled to fractional shares pursuant to preemptive rights, a stock dividend, consolidation, or merger, reverse stock split or otherwise, the Corporation may: (i) issue fractional shares; or (ii) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (iii) if there is an established and active market in the Corporation’s stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (iv) remit the cash equivalent of the fraction to the shareholder; or (v) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stockbrokers and distribute the proceeds pro rata to each shareholder who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights for shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (y) that the script or warrants will become void if not exchanged for full shares before a specified date; and (z) that the shares for which the script or warrants are exchangeable may be sold at the option of the Corporation and the proceeds paid to script holders.
(h) At any time when there is more than one class of capital stock, unless otherwise duly authorized by the Board, then all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes in the same or a substantially similar, way, all the classes or series so affected, must vote together as a single voting group on the proposed amendment. At any time there is more than one class of capital stock, shares of the same class may be issued as a dividend on a pro rata basis and without consideration. Unless otherwise provided by the Board, the record date for determining shareholders entitled to a share dividend shall be the date the Board authorizes the share dividend.
III. REGISTERED OFFICE. The registered office for the Corporation is 900 Bedford Street, Stamford, Connecticut 06901.
IV. POWERS. The nature of the business to be transacted, and the purposes to be promoted, carried out or engaged in by the Corporation are the following activities:
(a) To acquire, invest in, or hold stock in any subsidiary, where such act is permitted under the United States Bank Holding Company Act of 1956, 12 U.S.C. 1841, et. seq., as such statute may be amended from time to time, and to engage in any other enterprise or activity which may be lawfully conducted under said statute; and

(b) To engage generally in any other business that may, in accordance with the above-named statute, lawfully be conducted and carried on by a Corporation organized under the Connecticut Business Corporation Act.
V. DIRECTOR LIABILITY. The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to an amount that is not greater than the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director; (b) enable the director or an associate, as defined in Section 33-840 or any similar successor provision of the Connecticut General Statutes, to receive an improper personal economic gain; (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation; or create liability under Sections 33-757 or 36a-58 of the Connecticut General Statutes, as they may be amended or replaced from time to time. This Section V shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or amendment of this Section V or the adoption of any provision inconsistent herewith by the Board and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.
VI. INDEMNIFICATION AND ADVANCEMENT. The Corporation shall, to the fullest extent permitted or required by Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes, as the same may be amended and supplemented, and 12 CFR Part 359, as applicable (together with Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes, the “Sections”), indemnify and provide advancement to any and all directors, officers, and such other persons determined by the Board, whom it shall have power to indemnify under said Sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the foregoing, to the extent the Corporation is a bank holding company, in no event shall such indemnification and advancement exceed that permitted under applicable laws and regulations applicable to bank holding companies and relating to conduct that occurs while the Corporation is a bank holding company.
VII. DIRECTORS; BYLAWS. All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board, are hereby conferred upon the Board. In furtherance and not in limitation of that power, the Board shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Corporation (“Bylaws”), subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board.
The business, property and affairs of the Corporation shall be managed by and under the direction of the Board. The number of directors shall be not less than five (5) and not more than twenty-five (25) as fixed from time to time by the Board pursuant to the Corporation’s Bylaws.
The terms, classifications, qualifications, and election of the Board, and the method of filling vacancies thereon, shall be as provided herein and in the Bylaws.
The undersigned hereby declares, under the penalties of false statement, that the statements made in the foregoing Certificate of Incorporation are true.
Dated at Stamford, Connecticut, this    day of    , 2025.

PATRIOT NATIONAL BANCORP, INC.

By:
Name:
Title:

ANNEX A
Shares of the Non-Voting Common Stock shall have the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions as set forth below:
1. Definitions.
(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.
(b) “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(c) “Maximum Voting Securities” mean, in connection with any one or more conversions of Non-Voting Common Stock by any Holder, without prior receipt of Regulatory Approvals to enable the holder of Non-Voting Common Stock to acquire a higher percentage of the Voting Common Stock (or any other class of Voting Securities issued by the Corporation) than such holder or any of the holder’s Affiliates owned of record or beneficially immediately prior to the conversion, not more than 9.99% of the Voting Common Stock (or of any other class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Non-Voting Common Stock), provided that any right to convert shall not be available if it would result in such holder being deemed to control, including pursuant to the terms of 12 C.F.R. § 225.9(a)(1) and/or 12 C.F.R. § 225.9 (a)(5), Voting Securities that would result in such holder being deemed to control the Corporation or the Bank for purposes of the BHC Act or the CIBC Act or any implementing regulations thereunder, and provided further that the right to convert Non-Voting Common Stock into Voting Common Stock shall not be available to a transferee of shares of Non-Voting Common Stock with respect to a transfer other than a Permissible Transfer.
(d) “Permissible Transfer” means a transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of the Voting Common Stock or Non-Voting Common Stock; (iii) that is part of an offering that is not a widely distributed public offering of the Voting Common Stock or Non-Voting Common Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive two percent (2%) or more of any class of the Voting Securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of the Voting Common Stock or Non-Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of the Voting Securities of the Corporation without giving effect to such transfer.
(e) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
(f) “Principal Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Pink, on which the Voting Common Stock is primarily listed or quoted for trading on the date in question.
(g) “Regulatory Approvals” with respect to any holder, means the collective reference, to the extent applicable and required to permit such holder to convert such holder’s shares of Non-Voting Common Stock into Voting Common Stock and to own such Voting Common Stock without such holder being in violation of applicable law or rules of the Principal Trading Market, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the federal Bank Holding Company Act of 1956, as amended (the “BHC Act”), the federal Change in Bank Control Act (the “CIBC Act”) or any similar state laws, Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case to the extent necessary to permit such holder to convert such shares of Non-Voting Common Stock and own shares of Voting Common Stock pursuant to this Certificate of Incorporation.
(h) “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

2. Dividends. The Non-Voting Common Stock will rank pari passu with the Voting Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board, Dividends in the same per share amount as paid on the Voting Common Stock, and no Dividends will be payable on the Voting Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Voting Common Stock unless a Dividend identical to that paid on the Voting Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of the Voting Common Stock and (ii) the number of shares of the Voting Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided however, that if a stock Dividend is declared on Voting Common Stock payable solely in Voting Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board, which record date will be the same as the record date for the equivalent Dividend of the Voting Common Stock. In the event that the Board does not declare or pay any Dividends with respect to shares of the Voting Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.
3. Liquidation.
(a) Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation that, by their respective terms, are senior to the Non-Voting Common Stock or the Voting Common Stock, and (ii) pari passu with the Voting Common Stock.
(b) Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of the Voting Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Voting Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.
(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 3, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.
4. Conversion.
(a) General.
(i) A holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Non-Voting Common Stock into shares of the Voting Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than the Maximum Voting Securities. In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of the Voting Common Stock, subject to adjustment as provided in Section 5 below.

(ii) Each share of Non-Voting Common Stock will automatically convert into one (1) share of the Voting Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 5 below, on the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permissible Transfer.
(iii) To effect any permitted conversion under Section 4(a)(i) or Section 4(a)(ii), the holder shall surrender the certificate or certificates, if any, evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of the Voting Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation shall deliver to such holder a certificate or certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.
(iv) All shares of the Voting Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.
(b) Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Voting Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of the Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Voting Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Voting Common Stock to such number of shares as will be sufficient for such purpose.
(c) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.
(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Common Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(e) Listing. The Corporation hereby covenants and agrees that the Corporation will, as permitted by the rules of any national securities exchange, on which the Voting Common Stock is listed, list and keep listed, so long as the Voting Common Stock shall be so listed on such exchange, all shares of the Voting Common Stock issuable upon conversion of the Non-Voting Common Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such shares of Voting Common Stock until the first conversion of Non-Voting Common Stock into Voting Common Stock in accordance with the provisions hereof, the Corporation covenants to list such shares of Voting Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the requirements of such exchange at such time.
5. Adjustments.
(a) Combinations or Divisions of the Voting Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Voting Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Voting Common Stock or in any right to acquire the Voting Common Stock), or in the event the outstanding Voting Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Voting Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.
(b) Reclassification, Exchange or Substitution. If the Voting Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 5(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of the Voting Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of the Voting Common Stock would be entitled to receive in such transaction and (ii) the number of shares of the Voting Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of the Voting Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of the Voting Common Stock would be entitled to receive in such transaction and (ii) the number of shares of the Voting Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.
(c) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of the Voting Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.
6. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Voting Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of the Voting Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock).
7. Redemption. Except to the extent a liquidation under Section 3 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.
8. Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as may otherwise from time to time be required by law.

9. Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, (ii) increase or decrease the authorized number of shares of Non-Voting Common Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of the Voting Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of the Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of the Voting Common Stock immediately prior to such repurchase.
10. Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.
11. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.
12. Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 4.
13. Replacement Certificates. In the event that any certificate evidencing shares of Non-Voting Common Stock will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such certificate, the Corporation or the exchange agent1, as applicable, will deliver in exchange for such lost, stolen or destroyed certificate a replacement certificate.
14. Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.
[1]	NTD: To be discussed with Computershare whether it will serve as a transfer agent for Non-Voting Common Stock.

SCAN TO VIEW MATERIALS & VOTE

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75664-P35002 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATRIOT NATIONAL BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01)	Michael A. Carrazza	____________ Votes FOR	05)	Alon Abady	____________ Votes FOR
02)	Steven Sugarman	____________ Votes FOR	06)	Anahit Magzanyan	____________ Votes FOR
03)	Edward N. Constantino	____________ Votes FOR	07)	Carlos Salas	____________ Votes FOR
04)	Emile Van den Bol	____________ Votes FOR	08)	Mario De Tómasi	____________ Votes FOR

***(INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTION" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares owned times six. For example, if 100 shares are owned, you are entitled to cast 600 votes for director nominees. However, if you have cast your proxy for either of the other above two choices, do not complete this table.)**

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval of the 2025 Omnibus Equity Incentive Plan.	☐	☐	☐
3. Approval of the Amended and Restated Certificate of Incorporation.	☐	☐	☐

Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors and allocate them among director nominees for which you do not vote "withhold." To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific board nominee or nominees as explained in the proxy statement, mark the box to the right and if you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee above. You may only cumulate votes "For" a nominee.

Cumulative Voting Election ☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report on Form 10-K, as amended, are available at www.proxyvote.com.

V75665-P35002

PATRIOT NATIONAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

[•], 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Michael A. Carrazza and Steven Sugarman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Patriot National Bancorp, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on [•], [•], 2025, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901, and any adjournment or postponement thereof.

In accordance with the discretion and at the instruction of the Board of Directors, the proxy holders are authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in Patriot National Bancorp, Inc.'s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations.** Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors except for nominees for whom you have voted "withhold", in accordance with the instruction of the Board of Directors. At the Annual Meeting, unless you specifically instruct otherwise, the Board of Directors will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of the Company's director nominees, and will provide instructions as to the order of priority of our nominees in the event that fewer than all of our nominees are elected. If any nominee named on the reverse side of this proxy card for good cause will not serve or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors thereof.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE